As filed with the U.S. Securities and Exchange Commission on November 9, 2023

Registration No. 333-274667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

AMENDMENT NO. 1

TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

Armlogi Holding Corp.
(Exact name of registrant as specified in its charter)

_____________________________

Nevada	4220	92-0483179
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20301 East Walnut Drive North
Walnut, California, 91789
(888) 691-2911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Aidy Chou
Chief Executive Officer
Armlogi Holding Corp.
20301 East Walnut Drive North
Walnut, California, 91789
(888) 691-2911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206	Pang Zhang-Whitaker, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 28 Liberty, 41st Floor New York, NY 10022 (212) 238-8844

_____________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 9, 2023

PRELIMINARY PROSPECTUS

ARMLOGI HOLDING CORP.

2,000,000 Shares of Common Stock

This is an initial public offering on a firm commitment basis of our common stock, par value $0.00001 per share. Prior to this offering, there has been no public market for our common stock. We expect the initial public offering price to be in the range of $5 to $6 per share.

We have reserved the symbol “BTOC” for purposes of listing our common stock on the Nasdaq Capital Market (“Nasdaq”) and have applied to list our common stock on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Additionally, we are, and following the completion of this offering, will continue to be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). Aidy Chou, our Chief Executive Officer and controlling stockholder, will be able to exercise 68.10% of the aggregate voting power of our issued and outstanding shares of common stock and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sales of 2,000,000 shares of common stock we are offering, and no exercise of the Representative’s Warrants (defined below) or the underwriters’ over-allotment option. For further information, see “Principal Stockholders.” We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. However, our decision not to rely on the “controlled company” exemption could change. See “Risk Factors” and “Management — Controlled Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price of common stock	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

____________

(1)       Represents underwriting discounts equal to 7.5% per share of common stock.

(2)       In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to Prime Number Capital LLC, as representative of the several underwriters (the “Representative”), exercisable during the five-year period from the commencement of sales of this offering, entitling the Representative to purchase 5% of the total number of shares of common stock sold in this offering (including any shares of common stock sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 125.0% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the common stock issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

We have granted the underwriters an option for a period of 45 days after the effective date of the registration statement of which this prospectus forms a part to purchase up to 15% of the total number of shares of common stock to be offered by us pursuant to this offering solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be $948,750*, based on an assumed public offering price of $5.5 per share of common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and the total gross proceeds to us, before underwriting discounts and expenses, will be $12,650,000.

____________

(*       2,300,000 shares x $5.5/share x 7.5%)

The underwriters expect to deliver the shares of our common stock against payment in U.S. dollars in New York, New York on or about [•], 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [•], 2023

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States:    The underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Basis of Presentation

In connection with the consummation of this offering, we have effected certain reorganizational transactions, which we refer to collectively as the “Reorganization Transactions.” Unless otherwise stated or the context otherwise requires, all information in this prospectus reflects the consummation of the Reorganization Transactions and the consummation of this offering. See “Corporate History and Structure” in this prospectus for a description of the Reorganization Transactions and a diagram depicting our organizational structure after giving effect to the Reorganization Transactions, the consummation of this offering, and the use of proceeds therefrom.

Due to the Reorganization Transactions, we are a holding company that owns 100% of the equity interests in Armstrong Logistic Inc. (“Armstrong Logistic”). Armstrong Logistic is considered the predecessor of Armlogi Holding Corp. for accounting purposes, and its historical consolidated financial statements are our historical consolidated financial statements.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Numerical figures included in this prospectus may have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Certain Definitions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Armlogi Holding” are to Armlogi Holding Corp., a corporation incorporated under the laws of the State of Nevada;

•        “China” or the “PRC” are to the People’s Republic of China;

•        “customs broker” are to an individual or firm that represents importers/exporters in dealings with customs. They are responsible for obtaining and submitting all documents for clearing merchandise through customs, arranging inland transport, and paying all charges related to these functions;

•        “customs clearance” are to the act of obtaining permission to import merchandise from another country into the importing nation;

•        “pallet” are to a platform (approximately four square feet) used for moving and storing products, goods, and merchandise. A forklift truck is used to lift and move a loaded pallet;

•        “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

•        “we,” “us,” “our,” “our Company,” or the “Company” are to Armlogi Holding and its subsidiaries, as the case may be.

TRADEMARKS

This prospectus contains references to our trademark and service marks and to those belonging to other entities. Solely for convenience, trademarks, and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock, discussed under “Risk Factors,” before deciding whether to buy our common stock.

Business Overview

Our Company

We are a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment.

With the boom of e-commerce and Internet technology, along with the development of global supply chains, a growing number of merchants are seeking to sell their products through international e-commerce platforms, such as Amazon and eBay. These merchants, however, are confronted with major logistical challenges because of the complexities involved in shipping goods across borders. Specifically, when a foreign consumer places an order online, it can take a long time for the goods to be delivered from one country to another (especially for bulky items), while facing high damage rates and congestion during peak seasons. One of the solutions to such problems is to set up overseas warehouses, which are local storage facilities established in a foreign country where the cross-border merchants intend to sell their goods. Cross-border e-commerce merchants can export goods in batches in advance to overseas warehouses, which can then be delivered to overseas consumers once orders are placed via e-commerce platforms. As a result, the delivery time and the rate of damaged and lost packages may be reduced significantly, therefore enhancing the shopping experience of consumers.

We provide one-stop warehousing and logistics services to cross-border e-commerce merchants outside the U.S. who seek to sell in the U.S. market. We currently operate eight warehouses across the country, with an aggregate gross floor area of approximately 1,389,176 square feet. Aside from a nationwide footprint and large storage space, our warehouses are equipped with automated sorting systems, heavy-duty forklifts, and pallets and trays that are suitable for processing bulky items. As a one-stop warehousing and logistics service provider, we offer a full spectrum of services, including (i) customs brokerage services; (ii) transportation of merchandise to U.S. warehouses; and (iii) warehouse management and order fulfillment services, which further include (a) product storage and retrieval, (b) product packing and labeling, (c) kitting and repackaging, (d) order assembly and load consolidation, (e) inventory management and sales forecasting, (f) third-party distribution coordination, and (g) other value-added services. We also provide warehousing and logistics services to our U.S.-based commercial customers, who are typically domestic e-commerce merchants seeking efficient and reliable warehousing and logistics solutions to support their operations. In general, the warehousing and logistics services we provide to our domestic customers are similar to those we provide to our overseas customers. This allows us to provide integrated solutions for our customers, whether they need domestic or international warehousing and logistics support. As of June 30, 2023 and 2022, we had an active customer base of 83 and 54, respectively, for our warehousing and logistics services.

We have experienced rapid growth since our inception. For the fiscal years ended June 30, 2023 and 2022, we had total revenue of $135,044,436 and $56,030,258, respectively, and net income of $13,921,538 and $1,981,094, respectively. While we do not have any subsidiaries, assets, or employees in the PRC, we generate a significant part of our revenue from customers based in China. During the fiscal years ended June 30, 2023 and 2022, we generated approximately 96% and 93% of our revenue from PRC-based customers, respectively. See “Risk Factors — Operational Risks — We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue, and any negative impact on our ability to provide our services to customers based in China could materially and adversely affect our results of operations and financial condition.”

Our Strengths

We believe the following strengths are essential for our success and differentiate us from our competitors:

•        quality warehousing and logistics services that meet ISO 9001 standards;

•        reasonable service fees and delivery fees due to the large volume of goods we process;

•        capability of providing efficient and low-error warehousing services by leveraging warehouse and order management technology; and

•        an experienced management team with strong financial and operational expertise.

Growth Strategies

We intend to develop our business and strengthen our brand loyalty by implementing the following strategies:

•        expand and diversify our customer base and geographic coverage;

•        enhance our customers’ supply chain efficiency by expanding the breadth and depth of our solutions and services;

•        further invest in supply chain technologies to drive sustainable growth; and

•        pursue additional strategic and financially attractive acquisitions.

Organizational Structure

We were incorporated under the laws of the State of Nevada as a corporation in September 2022. For more details on our corporate history, please refer to “Business — Corporate History and Structure.”

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our initial public offering (“IPO”) based on a proposed number of 2,000,000 shares of common stock being offered, assuming no exercise of the underwriters’ over-allotment option.

Note:

(1)    Represents 28,600,000 shares of our common stock held by Aidy Chou as of the date of this prospectus.

(2)    Represents 4,300,000 shares of our common stock held by Tong Wu as of the date of this prospectus.

(3)    Represents an aggregate of 7,100,000 shares of our common stock held by 17 shareholders, each one of which holds less than 5% of shares of our common stock, as of the date of this prospectus.

Corporate Information

Our principal executive office is located at 20301 East Walnut Drive North, Walnut, California, 91789. Our telephone number is (888) 691-2911 and our website address is www.armlogi.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Economic, Political, and Market Risks (for a more detailed discussion, see “Risk Factors — Economic, Political, and Market Risks” beginning on page 8 of this prospectus)

Risks and uncertainties related to economic, market, and geopolitical conditions include, but are not limited to, the following:

•        We face competition in the market for warehousing and logistics activities, and we expect competition from existing competitors and other companies that may enter the market or introduce new solutions in the future, which may decrease our net revenue (see page 8 of this prospectus);

•        Any adverse change in political relations between the PRC and the U.S., such as the ongoing U.S.-China trade war, may negatively affect our business (see page 9 of this prospectus); and

•        We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine and the increasing strained relationship between the U.S. and China. Our business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions (see page 9 of this prospectus).

Operational Risks (for a more detailed discussion, see “Risk Factors — Operational Risks” beginning on page 11 of this prospectus)

Risks and uncertainties related to our operations include, but are not limited to, the following:

•        Failure to renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business (see page 11 of this prospectus);

•        If our customers are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected (see page 12 of this prospectus);

•        Our largest customers generate a significant portion of our revenue and our business may rely on one or more suppliers that account for more than 10% of our purchases, and interruption in operations of such significant customers or supplier may have an adverse effect on our business, financial condition, and results of operations (see page 12 of this prospectus);

•        We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue and any negative impact on our ability to provide our services to our PRC customers could materially and adversely affect our results of operations and financial condition (see page 13 of this prospectus);

•        Customer demand is difficult to forecast accurately, and as a result, we may be unable to make planning and spending decisions to match such demand (see page 13 of this prospectus);

•        Our dependence on third parties to provide overseas transportation and domestic distribution services may impact the delivery and quality of our transportation and logistics services, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations (see page 13 of this prospectus);

•        The ongoing COVID-19 pandemic has adversely impacted on our business, results of operations, and cash flows (see page 14 of this prospectus);

•        If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected (see page 17 of this prospectus); and

•        Future acquisitions may have an adverse effect on our ability to manage our business. Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering (see page 17 of this prospectus).

Legal, Regulatory, and Compliance Risks (for a more detailed discussion, see “Risk Factors — Legal, Regulatory, and Compliance Risks” beginning on page 18 of this prospectus)

Risks and uncertainties related to legal, regulatory, and compliance include, but are not limited to, the following:

•        We are subject to numerous laws and regulations applicable to the warehousing and logistics industry, which, if we are found to have violated, may adversely affect our business and results of operations (see page 18 of this prospectus);

•        Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensations to third parties, penalties and disruption of our business, which may adversely affect our results of operations and financial performance (see page 19 of this prospectus);

•        Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services (see page 19 of this prospectus); and

•        We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition (see page 20 of this prospectus).

Common Stock and Trading Risks (for a more detailed discussion, see “Risk Factors — Common Stock and Trading Risks” beginning on page 20 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There has been no public market for our common stock prior to this offering, and you may not be able to resell our common stock at or above the price you pay for them, or at all (see page 20 of this prospectus);

•        The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see page 20 of this prospectus);

•        You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering (see page 22 of this prospectus); and

•        If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected (see page 22 of this prospectus).

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

THE OFFERING

Shares of common stock offered	2,000,000 shares
Price per share	We currently estimate that the initial public offering price will be in the range of $5 to $6 per share.
Shares of common stock outstanding prior to completion of this offering	40,000,000 shares
Shares of common stock outstanding immediately after this offering

42,000,000 shares, assuming no exercise of the underwriters’ over-allotment option and excluding 100,000 shares underlying the Representative’s Warrants

42,300,000 shares, assuming full exercise of the underwriters’ over-allotment option and excluding 115,000 shares underlying the Representative’s Warrants

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Proposed ticker symbol	“BTOC”
Transfer Agent	Transhare Corporation
Over-allotment Option

We have granted to the underwriters an option, exercisable within 45 days from the effective date of the registration statement of which this prospectus forms a part, to purchase up to an aggregate of 300,000 additional shares of our common stock.

Use of proceeds

We intend to use the proceeds from this offering to expand our warehouse network and develop warehousing and logistics services, develop international ocean freight services, develop port trucking services, and for working capital and other general corporate purposes. See “Use of Proceeds” on page 27 for more information.

Lock-up

We have agreed not to, for a period of 180 days from the date of this prospectus, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (excluding, however, the issuance of any shares of our common stock or other equity awards pursuant to our executive compensation or employee benefit plan), without the prior written consent of the Representative.

All of our directors and officers and our principal stockholders (5% or more stockholders) have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of six months after the date of this prospectus. See “Underwriting — Lock-up Agreements” for more information.

Risk Factors

The common stock offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 8 for a discussion of factors to consider before deciding to invest in our common stock.

Representative’s Warrants

The registration statement of which this prospectus forms a part also registers for sale the Representative’s Warrants to purchase shares of common stock equal to 5% of the total number of shares of common stock sold in this offering, including the number of shares of common stock upon the exercise of the underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be exercisable during the five-year period from the commencement of sales of this offering at a per share exercise price of $6.875 (125.0% of the public offering price of the common stock, based on an assumed offering price of $5.5 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus). Please see “Underwriting — The Representative’s Warrants” for a description of these warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

Economic, Political, and Market Risks

We face competition in the market for warehousing and logistics activities, and we expect competition from existing competitors and other companies that may enter the market or introduce new solutions in the future, which may decrease our net revenue.

The warehousing and logistics industry in the U.S. is competitive and rapidly evolving, with new companies increasingly joining the competition in recent years. As we provide a full spectrum of services, including facilitating overseas transportation of merchandise to the U.S., customs brokerage services, and warehouse management and order fulfillment services, we may compete with a broad range of companies, such as freight delivery service providers, customs brokers, warehousing companies, and third-party logistics service providers. As we currently primarily compete in a niche market targeting PRC customers seeking to establish overseas warehouses in the U.S., we have the advantage of offering one-stop integrated supply chain solutions that include a package of all the services above. Nonetheless, with the growth of overseas warehousing services, competition can be increasingly intensive and is expected to increase significantly in the future. The increased competition may lead to price reductions for customer acquisition, which may result in reduced margins and a loss of market share for us. We compete with other competitors on the following bases:

•        warehouse and infrastructure capacity;

•        operational capabilities;

•        business model;

•        brand recognition;

•        quality of services;

•        effectiveness of sales and marketing efforts; and

•        hiring and retention of talented staff.

Our competitors may operate with different business models, have different service structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition would be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, larger customer base, and better value-added services. We may lose clients if we fail to compete successfully, which could adversely affect our financial performance and business prospects. We cannot guarantee that our strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Any adverse change in political relations between the U.S. and other countries or regions where our overseas customers are located (particularly the PRC), such as the ongoing U.S.-China trade conflicts, may negatively affect our business.

As we derived approximately 96% and 93% of our revenue from overseas customers in the PRC for the fiscal years ended June 30, 2023 and 2022, respectively, the continued success of our operations will be heavily dependent on the willingness of our PRC customers to sell in the U.S. via global online e-commerce platforms, such as Amazon and eBay. This, in turn, depends heavily on stable political and economic relations between the PRC and the U.S. In the event of any significant deterioration in the PRC’s relations with the U.S., our customers in the PRC may refrain from selling their merchandise in the U.S. market, and executive action or legislation may be enacted that would adversely affect the profitability, feasibility, and thus the willingness of these customers to continue their global e-commerce business in the U.S. For example, due to the increased tariffs caused by the ongoing trade conflicts between the U.S. and China, the costs of importing and exporting certain goods or materials have increased. Given that we cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and China, our supply chain, costs, and profitability may be negatively impacted by the adoption and expansion of trade restrictions, the continuation of the trade conflicts, or other government actions related to tariffs, trade agreements, or related policies. As a result, our business, financial condition, and results of operations may be adversely affected.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine and the increasing strained relationship between the U.S. and China. Our business, financial condition, and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, Russia initiated a full-scale military invasion of Ukraine. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions.

The recent military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, the European Union, and other countries against Russia. Additional potential sanctions and penalties have also been proposed or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Although our business has not been materially impacted by the ongoing military conflict between Russian and Ukraine to date, it is impossible to predict the extent to which our operations, or those of our clients, will be impacted in the short and long term, or the ways in which the conflict may impact our business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

In addition, the U.S.-China relationship has recently faced a daunting challenge, contributing to geopolitical instability worldwide. Because we derived approximately 96% and 93% of our revenue from the PRC market during the fiscal years ended June 30, 2023 and 2022, respectively, our business relies on a stable economic and political relationship between the U.S. and China. However, the tensions between the two countries have intensified since the COVID-19 pandemic, exemplified by the ongoing trade conflicts between U.S. and China, and there is significant uncertainty about the future relationship between the two countries with respect to trade policies, treaties, government regulations, and tariffs. A deteriorating relationship between the U.S. and China, or a prolonged stalemate between them, could materially adversely affect our business, results of operations, and financial condition.

China’s economic, political, and social conditions, as well as governmental policies, could affect the business environment and economic conditions in China, which may result in an adverse impact on the demand for our services, potentially harming our financial condition and operating results.

Currently, we derive the majority of our revenue from one-stop warehousing and logistics services targeting the PRC market. See “— We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue and any negative impact on our ability to provide our services to our PRC customers could materially and adversely affect our results of operations and financial condition.”

There are legal and operational risks associated with having relationships in China. Our business, results of operations, financial condition, and prospects may be influenced, to a significant degree, by economic, political, legal, and social conditions in China. China’s economy differs from the economies of developed countries in many respects, including with respect to the amount of government involvement, control of foreign exchange, and allocation of resources. The Chinese government has implemented regulations or policies that have adversely affected our business. For example, The PRC government has imposed controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. See “— If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash from the PRC to the U.S., our business, financial condition, and results of operations could be materially adversely affected.” There is no guarantee that the PRC government will not implement similar policies or regulations in the future. For example, any changes to trade policies or regulations in China could potentially impact the ability of e-commerce merchants to sell their merchandise in the U.S. market — possible tariffs imposed by the PRC government on goods exported to the U.S. could increase costs for e-commerce merchants selling their merchandise overseas. This could potentially lead to a decrease in demand for overseas warehousing and logistics services, as e-commerce merchants may opt to scale back their operations in the U.S. market.

Additionally, potential deterioration in China’s macroeconomic environment could reduce the purchasing power of PRC e-commerce merchants, who may choose to reduce their e-commerce business targeting U.S. consumers or, in some cases, even exit the U.S. market altogether, leading to a decrease in demand for overseas warehousing and logistics services. Furthermore, potential economic deuteriation in the PRC could make it more challenging for us to attract new customers and retain existing ones, potentially leading to a decrease in our service utilization. If the demand for cross-border e-commerce from the PRC decreases, it could adversely impact our revenue and profitability. While we plan to mitigate such risks by diversifying our customer base, there can be no assurance that we will be successful in doing so. As such, the economic, political, and social conditions in the PRC could materially and adversely impact our financial condition and results of operations.

Disruptions to the international supply chain systems could adversely impact our business, financial condition, and results of operations.

The cross-border e-commerce related warehousing and logistics market depends largely on the availability and reliability of the global supply chain systems. The COVID-19 pandemic has highlighted the vulnerability of international supply chain systems and the potential risks associated with disruptions to these systems. Supply chain disruptions, such as port congestion and container shortages, may cause stockouts, which can impact the availability of merchandise for e-commerce merchants to sell. In turn, this can reduce demand for our services, as e-commerce merchants may hold back on cross-border operations until stock availability is resolved. Furthermore, disruptions to the international supply chain systems may lead to increased costs associated with logistics, shipping, and warehousing, resulting in reduced margins and profitability of our business. In addition, supply chain issues may also cause delays in shipments, leading to customer dissatisfaction and decreased demand for our services. Our ability to mitigate these risks may be limited, and there can be no assurance that we will be successful in doing so. As a result, disruptions to the international supply chain systems could have a material and adverse impact on our business, financial condition, and results of operations.

Labor actions may disrupt the U.S. transportation network we rely on and thus may adversely impact our business, financial condition, and results of operations.

Our reliance on the global supply chain systems and the U.S. transportation network exposes us to potential disruptions and congestions caused by labor actions, such as labor disputes or port strikes. Labor disputes among freight carriers and at ports of entry in the U.S., where our PRC customers’ merchandise is imported, are not uncommon. For example, in June 2023, the union representing the employers of over 22,000 dock workers at U.S. West Coast seaports staged concerted and disruptive work actions, resulting in the shutdown of some terminals at ports in Los Angeles, Long Beach, Oakland and Hueneme in California and Tacoma and Seattle in Washington state. As such, we expect labor unrest and its effects on the transportation of our PRC customer’s merchandise to be a continuing challenge for us. Any disruptions, such as a port worker strike, work slowdown, or other transportation disruption in the U.S., may significantly disrupt our business. Although, as of the date of this prospectus, our business has not experienced material impacts from such disruptions caused by union actions, there is no guarantee that they will not occur in the future. In the event that such disruptions do occur, they could lead to increased transportation costs, reduced margins, and decreased profitability for our business. Additionally, they may cause shipment delays, resulting in customer dissatisfaction and reduced demand for our services. A prolonged transportation disruption caused labor action may materially adversely affect our business, results of operations and financial condition.

Demand for our services may be adversely impacted by the changing consumer spending power and habits in the U.S.

We offer one-stop warehousing and logistics services to cross-border e-commerce merchants outside the U.S. who seek to sell in the U.S. Our business success is closely tied to the demand for cross-border e-commerce in the U.S., which is, in turn, dependent on the demand from U.S. online shoppers for imported goods from countries such as China. As such, any significant economic changes in the U.S., such as recessions or economic downturns, could reduce consumer spending power, reduce cross-border trade, and affect the demand for our services. Additionally, any changes in consumer spending habits, such as a shift toward purchasing from domestic retailers, could also lead to reduced demand for our services and negatively impact our business. If we are unable to take effective measures in a timely manner to mitigate the negative impact of a decline in consumer spending power or shifts in spending habits in the U.S., our business, financial condition, and results of operations could be adversely affected.

We may be adversely affected by the effects of inflation and a potential recession.

Recent inflationary pressures have caused, and may continue to cause, higher interest rates and capital costs, elevated shipping costs, supply shortages, increased labor costs, weaker exchange rates, and other related effects. Since 2021, we have experienced, and may continue to experience, higher-than-expected inflation, including the escalation of transportation, commodity, and supply chain costs and disruptions that adversely affected our results of operations. Specifically, since 2021, we have partially offset the impact of inflation largely through price increases, in addition to continued supply chain optimization initiatives, and may continue to do so in the future. However, should inflation continue to impose significant pressures on our costs, we may not be able to offset the increased costs or otherwise handle the exposure, which could negatively impact our business, results of operations, or financial condition. Further, even if we are able to increase prices initially to counter inflationary pressures, we may not be able to sustain such price increases. If our competitors do not raise their prices or if consumers or customers decide not to pay the higher prices for our services, sustained price increases may eventually lead to a decrease in sales volume. Thus, inflationary pressures could damage our reputation, our brands, or threaten our profitability or market share. In addition, unfavorable economic and market conditions, including a potential recession, may negatively impact market sentiment, decreasing the demand for warehousing and logistics services, particularly those associated with cross-border e-commerce, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected.

If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash from the PRC to the U.S., our business, financial condition, and results of operations could be materially adversely affected.

The PRC government has imposed controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. There is no guarantee that the PRC government will not further intervene or impose other restrictions on our PRC customers’ ability to transfer or distribute cash outside the PRC. In the event that the foreign exchange control system prevents our PRC customers from remitting their payments to the U.S., we may not be able to receive a substantial portion of our revenue. As a result, our business, financial condition, and results of operations may be adversely affected.

Operational Risks

Failure to renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business.

We lease properties for all of our offices, warehouses, and fulfilment centers. We may not be able to successfully extend or renew such leases upon expiration of the current term on commercially reasonable terms or at all, and may therefore be forced to relocate the affected operations. This could disrupt our operations and result in significant relocation expenses, which could adversely affect our business, financial condition, and results of operations. In addition, we compete with other businesses for premises at certain locations or of desirable sizes. As a result, even though we could extend or renew our leases, rental payments may significantly increase as a result of the high demand for the leased properties. In addition, we may not be able to locate desirable alternative sites for our facilities as our business continues to grow and failure in relocating our affected operations could adversely affect our business and operations.

If our customers are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

One of the main reasons that clients use contract warehouse and logistics management companies is the high cost, high degree of difficulties, and operational deficiencies associated with developing in-house logistics and supply chain expertise. If, however, our customers are able to develop their own logistics and supply chain solutions, increase utilization of their in-house supply chain, reduce their logistics spending, or otherwise choose to terminate our services, our business and operating results may be materially and adversely affected.

The suspension of PRC sellers on international e-commerce platforms, such as the crackdown on PRC sellers by Amazon in early 2021, has discouraged and may continue to discourage a growing number of PRC e-commerce sellers from selling their merchandise to the United States, thus adversely affecting our business, financial condition, and results of operations.

As we derived approximately 96% and 93% of our revenue from the PRC market during the fiscal years ended June 30, 2023 and 2022, respectively, we believe that our continued growth depends largely on our ability to maintain our Chinese client base. In early 2021, Amazon, the world’s largest e-commerce platform, claimed that it had suspended the accounts of over 50,000 Chinese sellers for improper use of review functions. Specifically, instead of earning great reviews through high-quality products, those PRC sellers manipulated reviews by paying for positive product reviews or by giving away gift cards, which violates Amazon’s terms of service. It is estimated that the 50,000 affected accounts caused approximately RMB100 billion in losses for the cross-border e-commerce industry in the PRC, which has discouraged a growing number of PRC e-commerce sellers from selling their merchandise to the U.S. via Amazon.

There is no guarantee that (i) our current or future international customers are fully compliant with the terms of service of all the international e-commerce platforms they use, including Amazon, or that (ii) those e-commerce platforms will not from time to time initiate such a widespread suspension of PRC sellers in the future. Such a crackdown on PRC sellers may significantly reduce the number of Chinese e-commerce sellers who intend to sell in the U.S., who are our primary customers. The loss of our PRC customer base due to the widespread suspension of PRC sellers in the cross-border e-commerce industry could be detrimental to our ongoing operations. If we are unable to attract new customers in a timely or cost-effective manner, our business, financial condition, and results of operations may be adversely affected.

Our largest customers generate a significant portion of our revenue and our business may rely on one or more suppliers that account for more than 10% of our total purchases, and interruption in operations of such significant customers or supplier may have an adverse effect on our business, financial condition, and results of operations.

During the fiscal years ended June 30, 2023 and 2022, we derived most of our revenue from a few customers. Specifically, for the fiscal year ended June 30, 2023, our top five customers, Aukey International Ltd., Union Grand Imp. & Exp. Co., Ltd., Goldensee Ltd., CJ (Hong Kong) Group Ltd., and Western Post (HK) Ltd., accounted for 22.5%, 14.5%, 9.2%, 8.1%, and 7.7% of our total revenue, respectively. For the fiscal year ended June 30, 2022, our top five customers, Union Grand Imp. & Exp. Co., Ltd., Aukey International Ltd., Goldensee Ltd., Cocam Int’l Enterprises Ltd., and Ningbo Jiaview Supply Chain Co., Ltd., accounted for 30.0%, 27.3%, 9.4%, 7.5%, and 4.4% of our total revenue, respectively. For an example of a typical transaction, see “Business — Customers.” We may lose a significant customer due to a variety of factors, including our ability to provide quality warehouse and logistics management services. Even though we have a strong record of performance, we cannot guarantee that we will continue to maintain the business cooperation with these significant customers at the same level, or at all. If any significant customer terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with comparable customer in a timely manner, or at all. Losing one or more of these significant customers could adversely affect our revenue and profitability.

In addition, we depend upon a significant supplier that accounted for more than 10% of our total purchases for approximately the past three years — specifically, FedEx accounted for 62% and 63% of our total purchases during the fiscal year ended June 30, 2023 and 2022, respectively. We cannot ensure that we will have no concentration of suppliers in the future. Such third-party suppliers are run by independent entities that are subject to their own unique operational and financial risks, which are beyond our control. If such significant suppliers breach or terminate their contracts with us, or experience significant disruptions to their operations, we will be required to find and enter into arrangements with one or more replacement suppliers. Finding alternative suppliers could involve significant delays and other costs and these suppliers may not be available to us on reasonable terms or at all. As a result, this could harm our business and financial results and result in lost or deferred revenue.

We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue and any negative impact on our ability to provide our services to our PRC customers could materially and adversely affect our results of operations and financial condition.

While we do not have any subsidiaries, assets, or employees in the PRC, we generate a significant part of our revenue from customers based in China. During the fiscal years ended June 30, 2023 and 2022, we generated approximately 96% and 93% of our revenue from the PRC market, respectively. We expect such PRC-based revenue to continue to comprise a significant part of our revenue going forward. As a result, any unforeseen events or circumstances that negatively impact our ability to provide our services to our PRC customers would materially and adversely affect our results of operations and financial condition. These negative events and circumstances include, but may not be limited to, the following:

•        an economic downturn in China;

•        changes in laws and regulations, in particular those with little advance notice;

•        deterioration of relations or disruption of trade with the U.S., such as anti-U.S. campaigns;

•        tariffs and other trade barriers which could make it more expensive for our PRC customers to transport their goods and merchandise to the U.S.; and

•        increases in shipping costs or other issues that adversely affect the global supply chains, such as global availability of shipping containers, and related labor and fuel costs.

Customer demand is difficult to forecast accurately, and as a result we may be unable to make planning and spending decisions to match such demand.

We make planning and spending decisions, including capacity expansion, procurement commitments, personnel needs, and other resource requirements based on our estimates of customer demand. A significant portion of our revenue is derived from customers whose demand for the warehousing and shipping services is tied closely to the end consumers in the U.S. Therefore, our customer demand may be impacted by factors out of our control, such as unexpected shifts in the preferences of U.S. end consumers for our customers’ merchandise, foreign exchange rate fluctuations that could adversely impact our customers’ costs and pricing strategies, and manufacturing production delays. Moreover, we may potentially experience capacity and resource shortages in fulfilling e-commerce orders on behalf of our customers during the peak season of e-commerce consumption or following special promotional campaigns on any e-commerce platforms. Failure to meet customer demand in a timely fashion or at all may adversely affect our financial condition and results of operations.

Our dependence on third parties to provide overseas transportation and domestic distribution services may impact the delivery and quality of our transportation and logistics services, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations.

As we do not have our own delivery team and networks, our business depends on the services provided by, and relationships with, various independent third parties, to provide truck and ocean services and to report certain events to us, including, but not limited to, shipment status information and freight claims. For example, we rely on ocean carriers for the transportation of our customer’s goods and merchandise to the U.S, before they complete customs clearance and are delivered to U.S. warehouses. We also rely on common carriers such as FedEx and UPS to distribute merchandise to the U.S. end consumer who place orders online. Several third-party logistics service providers contributed a significant part of the total cost of revenue of our Company. In particular, for the fiscal years ended June 30, 2023 and 2022, FedEx accounted for approximately 62% and 68% of our total cost of revenue, respectively. These third-party logistics service providers may not fulfill their obligations to us, which may prevent us from meeting our commitments to our customers. This reliance also could cause delays in reporting certain events, including recognizing claims. In addition, if we are unable to secure sufficient equipment or other transportation services from third parties to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including:

•        equipment and driver shortages in the transportation industry;

•        changes in regulations impacting transportation;

•        disruption in the supply or cost of fuel; and

•        unanticipated changes in ocean or truck freight markets.

Our business may be disrupted by natural disasters causing supply chain disruptions.

Natural disasters such as earthquakes, tsunamis, hurricanes, tornadoes, floods, or other adverse weather and climate conditions, whether occurring in the United States or abroad, could disrupt our operations and could damage or destroy infrastructure necessary to transport products as part of the supply chain. These events could make it difficult or impossible for us to provide logistics services; disrupt or prevent our ability to perform functions at the corporate level; and/or otherwise impede our ability to continue business operations in a continuous manner consistent with the level and extent of business activities prior to the occurrence of the unexpected event, which could adversely affect our business and results of operations.

The ongoing COVID-19 pandemic has adversely impacted our business, results of operations, and cash flows.

The ongoing COVID-19 pandemic has resulted in the implementation of significant governmental measures intended to control the spread of the virus, including lockdowns, closures, quarantines, travel bans, and other precautionary measures, which has resulted in significant business and supply chain disruptions and has had direct impacts on international trade. Such governmental actions, together with the development of the COVID-19 pandemic, could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, and make it difficult to adequately staff our operations. During the fiscal year ended June 30, 2022, the COVID-19 pandemic had a material net impact on our financial positions and operating results. Specifically, the COVID-19 pandemic has posed significant challenges for logistics globally. Multiple national lockdowns, in particular the lockdowns, travel restrictions, mandatory cessations of business operations, or mandatory quarantines imposed in the PRC, have continued to slow or even temporarily stop the flow of raw materials and finished goods, thus disrupting the manufacturing and distribution of goods. During the fiscal year ended June 30, 2023, the COVID-19 pandemic did not have a material net impact on our financial position and operating results.

In early December 2022, the PRC government announced a nationwide relaxation of its zero-COVID policy, resulting in a surge in Covid-19 infections across the PRC after related restrictions were lifted. As of the date of this prospectus, although the spread of COVID-19 appears to be under control, the extent to which the COVID-19 pandemic may impact our future financial results will depend on future developments which are uncertain and unpredictable, including the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants, the effectiveness of efforts to contain or treat cases, and future actions that may be taken in response to these developments. In addition, the COVID-19 pandemic has also caused heightened uncertainty in the global economy. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period. Consequently, the COVID-19 pandemic may continue to adversely affect our business, financial condition and results of operations in the current and future years.

Our results of operations are subject to seasonal fluctuations.

We experience seasonality in our business, mainly correlating to the seasonality patterns associated with the e-commerce and logistics and supply chain industries in the U.S. We typically experience a seasonal surge in volume of service orders during the second and fourth quarters of each year due to holiday seasons and summer revenue, respectively. We may experience capacity and resource shortages in our warehousing and order fulfillment services during the period such season surge in our business. On the other hand, activity levels across our business lines are typically lower in the first and third quarters of each year, primarily due to relatively weaker consumer spending and decreased availability of delivery personnel and warehouse staff during these periods. As a result, our financial condition and results of operations for future periods may continue to fluctuate, and the trading price of our common stock may fluctuate from time to time, due to seasonality.

Our business and results of operations may be harmed by the misconduct of authorized employees that have access to important assets of our Company such as inventory, bank accounts, and confidential information.

During the course of our business operations, some of our employees have access to certain valuable assets of our Company, such as warehouse inventory, bank accounts, and confidential information. In the event of misconduct by such authorized employees, our Company could suffer significant losses. Employee misconduct may include misappropriating warehouse inventory or bank accounts, falsifying inventory records or bank accounts, improper use or disclosure of confidential information to the public or our competitors, and failure to comply with our code of conduct or other policies or with federal or state laws or regulations regarding the use and safeguarding of classified or other protected information, import-export control, and any other applicable laws or regulations. Although we have implemented policies, procedures, and controls to prevent and detect these activities, these precautions may not prevent all intentional or negligent misconduct, and as a result, we could face unknown risks or losses. Furthermore, such unethical, unprofessional, or even criminal behavior by employees could damage our reputation, result in fines, penalties, restitution, or other damages, and lead to the loss of current and future customers, all of which would adversely affect our business, financial condition, and results.

Our insurance does not fully cover all of our operational risks, and changes in the cost of insurance or the availability of insurance could materially increase our insurance costs or result in a decrease in our insurance coverage.

While we have auto liability insurance and commercial insurance for self-operated vehicles, cargo insurance, warehouse insurance, general liability insurance, and workers compensation and employer liability insurance, we are self-insured for a portion of our potential liabilities. In certain instances, our insurance may not fully cover an insured loss, depending on the magnitude and nature of the claim. Additionally, changes in the cost of insurance or the availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage and increase the portion of our risks that we self-insure.

Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.

Cybersecurity threats and incidents directed at us could range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures aimed at disrupting business or gathering personal data of customers. We have relied on a technology platform that enables us to deliver one-stop warehouse and logistics management services to our customers with simplicity, convenience, speed, and reliability, primarily including our Armlogi order management system (“OMS”). Our technology platform supports the smooth performance of certain key functions of our business, such as storage management, order management, payment calculation, and customers services. The secure processing, maintenance, and transmission of information in these systems are critical to our operations. Nonetheless, our technology operations are vulnerable to security breaches and attacks against our system and network. Although we employ measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including potentially sensitive personal information of our customers) and the disruption of business operations. Any such compromises to our security could cause harm to our reputation, which could cause customers to lose trust and confidence in us or could cause agents to stop working for us. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements.

The potential consequences of a material cybersecurity incident include regulatory violations of applicable U.S. and international privacy and other laws, reputational damage, loss of market value, litigation with third parties (which could result in our exposure to material civil or criminal liability), diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs (that may include liability for stolen assets or information), which in turn could have a material adverse effect on our competitiveness and results of operations.

Our business, financial condition, and reputation may be substantially harmed by security breaches, interruptions, delays, and failures in our systems and operations.

With our technology platform, we are able manage the entire flow of inventory, labor force, and information in and out of our warehouse network, and optimize our warehouse storage and order management services. The performance and reliability of our systems and operations are critical to our business. Our systems and operations are vulnerable to security breaches, interruption, or malfunction due to certain events beyond our control, including natural disasters, such as earthquakes, fires, floods, power outages, telecommunication failures, break-ins, sabotage, computer viruses, and intentional acts of vandalism. Security breaches, interruptions, delays, or failures in our systems or operations can lead to lower quality service, increased costs, litigation and other consumer claims, and damage our reputation, all of which could have a significant impact on our financial condition and operating results.

Our business and financial condition may be substantially harmed by inventory losses caused by theft, vandalism, or accidents during transportation and/or warehousing.

As we maintain customers’ goods and merchandise in our warehouses, we bear the risk of damage and loss prior to coordinating with third-party logistics service providers to distribute the goods or merchandise ordered online to their end consumers. In addition, we offer port trucking services to assist customers with the transportation of shipping containers from ports to storage or warehouses. Although we also maintain cargo insurance and warehouse insurance for the warehouses operated and managed by us, and take steps to enhance control by engaging dependable truck drivers for transportation and renting more secure warehouses space, we remain subject to inventory losses caused by theft, vandalism, or accidents during transportation and/or warehousing. In addition, force majeure events such as flooding, fires, or hail may affect a large number of our automobiles. Such events may cause us to incur large damages, deprive us of a significant portion of our inventory, and reduce customer satisfaction if it leads to our failure to deliver sold automobiles. If any of the foregoing occurs, our business reputation, financial condition, and results of operations may be adversely affected.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

Our business has grown substantially since our inception, and we expect it to continue to grow in terms of scale and diversity of operations. For example, we launched our international ocean freight services in January 2023 and are actively expanding and refining these offerings. With this new addition, we can now offer our manufacturer customers a comprehensive one-stop logistics solution, covering the entire journey from their overseas factory door to the doorstep of the end consumer here in the United States. In addition, we plan to continue to develop comprehensive and sophisticated solutions and services that span the entire supply chain, from ocean freight to distribution and delivery. This will enable us to offer a full range of value-added services to our customers, including sales forecasts and inventory planning. Such expansions increase the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. In the event that our new hires fail to perform as expected, or if we fail to hire, train, manage, and integrate new employees, our business, financial condition, and results of operations may be materially adversely affected. The expansion of our services will also require us to maintain consistency in the quality of our services so that our market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

•        we face challenges in ensuring the productivity of a large employee base and recruiting, training, and retaining skilled personnel, including areas of procurement, sales and marketing, and information technology for our growing operations;

•        we face challenges in responding to evolving industry standards and government regulation that impact our business and the warehousing and logistics industry in general;

•        the technological or operational challenges may arise from the new services;

•        the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•        the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, and economic and political developments in the U.S. and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. There is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

To sustain our operations and future business growth, we need to make significant investments in both capital and working capital, and if we are unable to secure sufficient financing when needed, our ability to execute our business plan as outlined in this prospectus will be impaired, which may negatively impact our business and prospects.

Sustaining our ongoing operations and propelling future growth requires a significant investment in capital assets, coupled with sufficient working capital. In particular, as a growing company, we may require additional capital to finance our operations, make strategic investments, or respond to market conditions. For example, we are scheduled to commence the expansion of our warehouse network through leasing additional warehouse space in California in August  2023, with an estimated cost of approximately $5 million, and we plan to refine and optimize our international ocean freight services with an estimated cost of approximately $2 million. There can be no assurance that we will be able to obtain the necessary financing on favorable terms or at all. Factors beyond our control, such as unfavorable market conditions, general economic downturns, or investor sentiment, may make it challenging for us to secure additional funding. In the event we are unable to obtain additional financing, we may have to significantly limit, or even terminate, our primary operations, or delay, reduce, or eliminate certain of our planned operations (including further building our warehousing network and developing comprehensive and sophisticated solutions and services that span the entire supply chain, from ocean freight to distribution and delivery), resulting in a complete loss of investment for our stockholders. Our inability to obtain financing on acceptable terms when needed may have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connections in global supply chains as well as the warehousing and logistics industry. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

Future acquisitions may have an adverse effect on our ability to manage our business. Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering.

We may acquire businesses, technologies, services, or products that are complementary to our warehousing and logistics business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to our stockholders.

Our previous growth rates and performance may not be sustainable or indicative of our future growth and financial outcomes, and there is no assurance that we will be able to achieve the same level of financial performance in the future.

We have experienced strong growth in the past. Our total revenue increased by approximately $79.0 million, or 141.0%, to approximately $135.0 million for the fiscal year ended June 30, 2023 from $56.0 million for the fiscal year ended June 30, 2022. Our total revenue increased by approximately $47.0 million, or 521.4%, to approximately $56.0 million for the fiscal year ended June 30, 2022 from approximately $9.0 million for the fiscal year ended June 30, 2021. We reported net income of approximately $13.9 million for the fiscal year ended June 30, 2023, representing a significant increase by $11.9 million, or 602.7%, from net income of $2.0 million for the fiscal year ended June 30, 2022. We reported net income of approximately $2.0 million for the fiscal year ended June 30, 2022, representing a significant increase by $1.6 million, or 391.2%, from net income of $0.4 million for the fiscal year ended June 30, 2021. While we have achieved strong financial results in the past, these results may not be sustainable or indicative of future results, and we cannot assure you that we will achieve or maintain profitability on a consistent basis. Our revenue growth may slow or our revenue may decline for a number of reasons, including reduced demand for our warehousing and logistics services, increased competition, industry trend, or our failure to capitalize on growth opportunities. Meanwhile, we expect our overall selling, general, and administrative expenses, including marketing expenses, salaries, and professional and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. In addition, we also expect to incur significant additional legal, accounting, and other expenses as a newly public company. These efforts and additional expenses may be more costly than we currently expect, and there is no assurance that we will be able to maintain sufficient operating revenue to offset our operating expenses. Any failure to increase revenue or to manage our costs as we continue to grow and invest in our business would prevent us from achieving or maintaining profitability or maintaining positive operating cash flow at all, or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer.

Legal, Regulatory, and Compliance Risks

We are subject to numerous laws and regulations applicable to the warehousing and logistics industry in the U.S., which, if we are found to have violated, may adversely affect our business and results of operations.

A number of U.S. federal and state laws and regulations applicable to the warehousing and logistics industry affect our business and conduct. For example, we are subject to regulation by the Federal Maritime Commission (“FMC”) as an ocean transportation intermediary (“OTI”). As a licensed OTI, we are required to comply with several regulations, including the filing of our tariffs. We provide customs brokerage services as a customs broker under a license issued by the U.S. Customs and Border Protection (“CBP”) and other authoritative governmental agencies. Further, Department of Homeland Security (the “DHS”) regulations applicable to our customers who import goods into the U.S. and our contracted ocean carriers can impact our ability to provide and/or receive services with and from these parties. Enforcement measures related to violations of these regulations can slow and/or prevent the delivery of shipments, which may negatively impact our operations. Moreover, the Occupational Safety and Health Administration (the “OSHA”) implements and enforces safety and health regulations in the workplace, which provide standards applicable to all industries generally and specific to the warehousing industry, such as standards for, among other things, proper storage of materials, use of material handling equipment, and employee training. Furthermore, as we are involved in the transportation of goods, we must comply with the U.S. Department of Transportation (the “DOT”) regulations regarding driver qualifications, vehicle maintenance, and hours of service. Additionally, as with other warehousing and logistics companies, we are required to follow federal and state employment laws, which cover important aspects, such as minimum wage, overtime pay, and anti-discrimination policies, among other things. We are also required to comply with local zoning ordinances and building codes, which may specify the permissible locations for our facilities and the safety standards that must be adhered to. See “Business — Governmental Regulations — Operations.” Any failure to comply with these laws and regulations may result in the assessment of administrative, civil, or criminal penalties, the imposition of investigatory remedial obligations or the issuance of injunctions limiting or prohibiting our operations. We confirm that, as of the date of this prospectus, each of our subsidiaries has obtained a valid business license or permit required for its operations. To the best of our knowledge, we are not obliged to obtain any other approvals, licenses, or permits from any federal, state, or local authorities to conduct our business, nor have we received any notice requesting such approvals, licenses, or permits from these authorities. However, it is uncertain whether we will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving federal or state laws and regulations, and whether we will be able to obtain such approvals, licenses, or permits on a timely basis. Failure to do so may results in a material change in our operations, and the value of our common stock could deprecate significantly or become worthless.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance.

Third parties with which we conduct business, including third-party logistics service providers and brokers, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third parties have violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose us to legal expenses or compensation to third parties, or both.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may in turn affect our business, results of operations, and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders such as third-party logistics service providers and brokers, whether or not resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders, which could in turn disrupt our usual course of business and result in material negative impact on our business operations, results of operation and financial condition.

Failure to protect intellectual property rights could adversely affect our business.

We regard our trademark, domain names, trade secrets, proprietary technologies, and other intellectual property as critical to our success. See “Business — Technology and Intellectual Property.” We have taken measures to protect our intellectual property, but these measures might not be sufficient or effective. We may bring lawsuits to protect against the potential infringement of our intellectual property rights. Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce their intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, or other intellectual property rights held by third parties. We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. For instance, we may face claims of trademark or copyright infringement for the use of images, pictures, or materials used on our website or in promotional materials such as brochures or videos. Additionally, we may be subject to software copyright infringement claims for the technology platform we rely on for our daily operations. See “Business — Technology and Intellectual Property.” There could also be existing intellectual property of which we are not aware that our services may inadvertently infringe. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, copyrights, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur defense costs, utilize a significant portion of our resources, and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause them to lose market share and customers.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms by anyone on an anonymous basis. Any negative publicity on our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause them to lose market shares and customers.

Common Stock and Trading Risks

There has been no public market for our common stock prior to this offering, and you may not be able to resell our common stock at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our common stock. We have applied for the listing of our common stock on the Nasdaq Capital Market. An active public market for our common stock, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our common stock will be materially and adversely affected.

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following our initial public offering. If you purchase our common stock in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our common stock, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering.

The initial public offering price of our common stock is substantially higher than the (pro forma) net tangible book value per share of our common stock. Consequently, when you purchase shares of our common stock in the offering, upon completion of the offering you will incur immediate dilution of $4.73 per share, assuming an initial public offering price of $5.5. See “Dilution.” In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022, we have identified material weaknesses in our internal control over financial reporting and other control deficiencies. The material weaknesses identified included (i) a lack of sufficient skilled staff with U.S. GAAP knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as a lack of formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements; (ii) a lack of formal policies and procedures to establish risk assessment process and internal control framework; and (iii) information technology-related deficiencies in the areas of: a) risk and vulnerability assessment, b) third-party (service organization) vendor management, c) backup management, disaster recovery, and proper equipment in physical environment control, and d) system security and access.

Following the identification of the material weaknesses and control deficiencies, we have taken certain remedial measures, including adopting directors’ resolutions to appoint independent directors, establish an audit committee, and strengthen corporate governance. We plan to take additional remedial measures, including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations, and prospects, as well as the trading price of our common stock, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on 10-K beginning with our annual report for the fiscal year ending June 30, 2024. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may not be able to maintain the listing of our common stock on the Nasdaq Capital Market.

Even if our common stock is approved for listing on the Nasdaq Capital Market, there can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our common stock might cease to trade on the Nasdaq Capital Market exchange, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares than the Nasdaq Capital Market.

Substantial future sales of our common stock or the anticipation of future sales of our common stock in the public market could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. An aggregate of 40,000,000 shares of common stock are outstanding before the consummation of this offering. An aggregate of 42,000,000 shares of common stock will be outstanding immediately after the consummation of this offering, assuming no exercise of the over-allotment option, and 42,300,000 shares of common stock will be outstanding immediately after the consummation of this offering, assuming the full exercise of the over-allotment option. Sales of these shares into the market could cause the market price of our common stock to decline.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our common stock.

We anticipate that we will use the net proceeds from this offering to expand our warehouse network and develop warehousing and logistics services, develop international ocean freight services, develop port trucking services, and for working capital and other general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our common stock.

We will be a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders.

Following this offering, our largest stockholder, Mr. Aidy Chou, will continue to directly and indirectly own more than a majority of the voting power of our outstanding common stock shares and will be able to determine all matters requiring approval by our stockholders. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenue exceeds $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, or (ii) our annual revenue is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

Our pre-IPO stockholders will be able to sell their shares of common stock upon completion of this offering subject to restrictions under Rule 144 under the Securities Act and the lock-up agreements.

All of our directors and officers and our shareholders owning 5% or more of our shares of common stock have agreed with the Representative not to sell, transfer, or dispose of, directly or indirectly, any of our shares of common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of six months from the date of this prospectus. See “Underwriting — Lock-up Agreements.” Our pre-IPO stockholders may be able to sell their shares of common stock under Rule 144 after the completion of this offering and following the expiration of that lock-up period, if applicable. See “Shares Eligible for Future Sale” below. Because these stockholders have paid a lower price per share of our common stock than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144 and following the expiration of the lock-up period, if applicable, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the common stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO stockholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the common stock to be sold pursuant to Rule 144 during the pendency of this offering.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing, since we plan to have a relatively small public offering and insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities (in which instance, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company); and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Since we plan to have a relatively small public offering and our insiders will hold a large portion of our listed securities, Nasdaq may apply additional and more stringent criteria for our initial and continued listing, which may cause delay or even denial of our listing application.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        the COVID-19 pandemic;

•        trends and competition in the warehousing and logistics industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $5.5 per share of our common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $8.4 million if the underwriters do not exercise their over-allotment option, and $10.0 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately $2.5 million, or 30% of the net proceeds we receive from this offering, for further expanding our warehouse network and developing warehousing and logistics services;

•        approximately $2.5 million, or 30% of the net proceeds we receive from this offering, for further developing international ocean freight services;

•        approximately $0.8 million, or 10% of the net proceeds we receive from this offering, for developing port trucking services; and

•        the balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends on our common stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations. We are organized under the Nevada Revised Statutes (the “NRS”), which prohibits the payment of a dividend if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities. Any determination by our board of directors to pay dividends in the future to stockholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by our board of directors.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of 2,000,000 shares of common stock by us in this offering at the assumed initial public offering price of $5.5 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters, non-accountable expense allowance, and the estimated offering expenses payable by us. The following capitalization table assumes the over-allotment option has not been exercised.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2023
	Actual	As adjusted
	$	$
Cash and cash equivalents	$6,558,099	15,003,424
Stockholders’ Equity:
Common stock, $0.00001 par value, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding; 42,000,000 shares issued and outstanding, as adjusted	$400	420
Additional paid-in capital(1)	$8,985,007	17,430,332
Retained earnings	$16,328,207	16,328,207
Total Stockholders’ Equity	$25,313,614	33,758,959

____________

(1)      Reflects the sale of the common stock in this offering at an assumed initial public offering price of $5.5 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $8.4 million.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.5 per share would increase (decrease) each of additional paid-in capital, total stockholders’ equity and total capitalization by $2.0 million, assuming the number of the common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the net tangible book value per share of common stock upon completion of this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of common stock.

Our net tangible book value as of June 30, 2023 was $23,880,875, or $0.60 per share of common stock. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per share common stock (as adjusted for the offering) from the initial public offering price per share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 shares of common stock offered in this offering based on the initial public offering price of $5.5 per share after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023, would have been $32,326,200, or $0.77 per outstanding share of common stock. This represents an immediate increase in net tangible book value of $0.17 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of $4.73 per share to investors purchasing the common stock in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Post-Offering(1)	Full Exercise of Over-Allotment Option
Assumed initial public offering price per share	$5.50	$5.50
Net tangible book value per share as of June 30, 2023	$0.60	$0.60
Increase per share attributable to this offering	$0.17	$0.20
As adjusted net tangible book value per share immediately after this offering	$0.77	$0.80
Amount of dilution in net tangible book value per share to new investors in the offering	$4.73	$4.70

____________

(1)      Assumes that the underwriters’ over-allotment option has not been exercised.

If the underwriters exercise their over-allotment option in full, our as adjusted net tangible book value as of June 30, 2023, would have been $33,835,950, or $0.80 per outstanding share of common stock. This represents an immediate increase in net tangible book value of $0.20 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of $4.70 per share to investors purchasing the common stock in this offering.

The following tables summarize, on an as adjusted basis as of June 30, 2023, the differences between existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the average price per share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

Over-allotment option not exercised	Shares purchased		Total consideration		Average price Per share
	Number	Percent	Amount	Percent
Existing stockholders	40,000,000	95.24%	$400	0.004%	$0.00001
New investors	2,000,000	4.76%	$11,000,000	99.996%	$5.50
Total	42,000,000	100.00%	$11,000,400	100.00%	$0.26

Over-allotment option exercised in full	Shares purchased		Total consideration		Average price Per share
	Number	Percent	Amount	Percent
Existing stockholders	40,000,000	94.56%	$400	0.003%	$0.00001
New investors	2,300,000	5.44%	$12,650,000	99.997%	$5.50
Total	42,300,000	100.00%	$12,650,400	100.00%	$0.30

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment.

With the boom of e-commerce and Internet technology, along with the development of global supply chains, a growing number of merchants are seeking to sell their products through international e-commerce platforms, such as Amazon and eBay. These merchants, however, are confronted with major logistical challenges because of the complexities involved in shipping goods across borders. Specifically, when a foreign consumer places an order online, it can take a long time for the goods to be delivered from one country to another (especially for bulky items), while facing high damage rates and congestion during peak seasons. One of the solutions to such problems is to set up overseas warehouses, which are local storage facilities established in a foreign country where the cross-border merchants intend to sell their goods. Cross-border e-commerce merchants can export goods in batches in advance to overseas warehouses, which can then be delivered to overseas consumers once orders are placed via e-commerce platforms. As a result, the delivery time and the rate of damaged and lost packages may be reduced significantly, therefore enhancing the shopping experience of consumers.

We provide one-stop warehousing and logistics services to cross-border e-commerce merchants outside the U.S. who seek to sell in the U.S. market. We currently operate eight warehouses across the country, with an aggregate gross floor area of approximately 1,389,176 square feet. Aside from a nationwide footprint and large storage space, our warehouses are equipped with automated sorting systems, heavy-duty forklifts, and pallets and trays that are suitable for processing bulky items. As a one-stop warehousing and logistics service provider, we offer a full spectrum of services, including (i) customs brokerage services; (ii) transportation of merchandise to U.S. warehouses; and (iii) warehouse management and order fulfillment services, which further include (a) product storage and retrieval, (b) product packing and labeling, (c) kitting and repackaging, (d) order assembly and load consolidation, (e) inventory management and sales forecasting, (f) third-party distribution coordination, and (g) other value-added services. We also provide warehousing and logistics services to our U.S.-based commercial customers, who are typically domestic e-commerce merchants seeking efficient and reliable warehousing and logistics solutions to support their operations. In general, the warehousing and logistics services we provide to our domestic customers are similar to those we provide to our overseas customers. This allows us to provide integrated solutions for our customers, whether they need domestic or international warehousing and logistics support. As of June 30, 2023 and 2022, we had an active customer base of 83 and 54, respectively, for our warehousing and logistics services.

We have experienced rapid growth since our inception. For the fiscal years ended June 30, 2023 and 2022, we had total revenue of $135,044,436 and $56,030,258 respectively, and net income of $13,921,538 and $1,981,094 respectively. While we do not have any subsidiaries, assets, or employees in the PRC, we generate a significant portion of our revenue from customers based in China. During the fiscal years ended June 30, 2023 and 2022, we generated approximately 96% and 93% of our revenue from PRC-based customers, respectively. See “Risk Factors — Operational Risks — We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue, and any negative impact on our ability to provide our services to customers based in China could materially and adversely affect our results of operations and financial condition.”

COVID-19 Pandemic Affecting Our Results of Operations

During the fiscal years ended June 30, 2022 and 2021, the COVID-19 pandemic had a material impact on our financial positions and operating results. Specifically, the COVID-19 pandemic has posed significant challenges for logistics globally. During the fiscal years ended June 30, 2022, multiple rounds of lockdowns, travel restrictions, mandatory cessations of business operations, or mandatory quarantines imposed in the PRC slowed or even temporarily stopped the flow of raw materials and finished goods, thus disrupting the manufacturing and distribution of goods. In particular, our warehousing and logistics business has been negatively impacted by the COVID-19 pandemic in several ways. First, the global economic slowdown due to lockdowns and other restrictive measures has resulted in reduced demand for goods, affecting logistics companies’ ability to grow. Second, the COVID-19 pandemic has caused significant disruptions to global supply chains, resulting in port congestion, container shortages, and subsequent delays that have resulted in reduced logistics efficiency. Finally, the COVID-19 pandemic has also impeded staffing, with many workers falling ill or staying home to care for family members, resulting in a labor shortage and reduced productivity in the logistics sector. Overall, the COVID-19 pandemic has had a significant impact on our business, slowing down the growth of the logistics industry and disrupting global trade and supply chains. During the fiscal year ended June 30, 2023, the COVID-19 pandemic did not have a material net impact on our financial positions and operating results.

The emergence of regional recurrences of the pandemic and the corresponding restrictive measures are beyond our control. The extent to which the COVID-19 pandemic may impact our future financial results will depend on future developments, such as new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants, the related travel advisories and restrictions, the overall impact of the COVID-19 pandemic on the global economy and capital markets, and the efficacy of COVID-19 vaccines, which may also take extended time to be widely and adequately distributed, all of which remain highly uncertain and unpredictable. Given this uncertainty, we are currently unable to quantify the expected impact of the COVID-19 pandemic on our future operations, financial condition, liquidity, and results of operations if the current situation continues. See “Risk Factors — Operational Risks — The ongoing COVID-19 pandemic has adversely impacted our business, results of operations, and cash flows.”

Key Factors Affecting Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations.

Supportive Cross-Border E-Commerce Business Environment and Platform Policies that Facilitate Sales by PRC E-Commerce Merchants into the U.S. Market

The majority of our customers consist of PRC e-commerce merchants who sell their merchandise into the U.S. market through e-commerce platforms. As such, our ability to acquire and maintain new or existing customers for our warehousing and logistics services is heavily reliant on their continued willingness to conduct cross-border e-commerce businesses, which may be significantly impacted by policies set by e-commerce platforms. For example, in early 2021, Amazon, the world’s largest e-commerce platform, claimed that it had suspended the accounts of over 50,000 Chinese sellers for improper use of review functions. Specifically, instead of earning great reviews through high-quality products, those PRC sellers manipulated reviews by paying for positive product reviews or by giving away gift cards, which violates Amazon’s terms of service. It is estimated that the 50,000 affected accounts caused approximately RMB100 billion in losses for the cross-border e-commerce industry in the PRC, which has discouraged a growing number of PRC e-commerce sellers from selling their merchandise to the U.S. via Amazon. There is no guarantee that our current or future international customers are fully compliant with the terms of service of all the international e-commerce platforms they use, including Amazon, or that those e-commerce platforms will not from time to time initiate such a widespread suspension of PRC sellers in the future. Such a crackdown on PRC sellers may significantly reduce the number of Chinese e-commerce sellers who intend to sell in the U.S., who are our primary customers. The loss of our PRC customer base due to the widespread suspension of PRC sellers in the cross-border e-commerce industry could be detrimental to our ongoing operations. See “Risk factors — Operational Risks — The suspension of PRC sellers on using international e-commerce platforms, such as the crackdown on PRC sellers by Amazon in early 2021, has discouraged and may continue to discourage a growing number of PRC e-commerce sellers from selling their merchandise to the United States, thus adversely affecting our business, financial condition, and results of operations”

Our Ability to Maintain Our Current Customer Base

During the years ended June 30, 2023 and 2022, our five largest customers accounted for approximately 62.0% and 78.6% of our total revenue, respectively. While we strive to maintain our competitive strengths, such as our quality warehousing and logistics services, competitive pricing, and quality customer services (see “Business — Our Competitive Strengths”) to maintain our customer base, there is no guarantee that we will continue to maintain our business relationships with these major customers at the same level, or at all. In the event that a significant customer terminates its relationship with us, we cannot assure that we will be able to secure an alternative arrangement with another comparable customer in a timely manner, or at all. Losing one or more of these major customers could adversely affect our revenue and profitability. See “Risk Factors — Operational Risks — Our largest customers generate a significant portion of our revenue and our business may rely on one or more suppliers that account for more than 10% of our total purchases, and interruption in operations of such significant customers or supplier may have an adverse effect on our business, financial condition, and results of operations.”

Our Ability to Effectively Develop and Expand our Labor Force

Our ability to increase our customer base and achieve broader market acceptance will depend to a significant extent on our ability to expand our sales, marketing, and support operations, as well as our ability to recruit and retain talented personnel. We plan to continue expanding our labor force in these areas of the business and engaging additional partners. This expansion will require us to invest significant financial and other resources to attract and retain a skilled workforce. Our business will be harmed if we are unable to hire, develop, and retain skilled and qualified personnel, if our new personnel are unable to achieve desired productivity levels in a reasonable period of time, or if we are unable to retain our existing personnel.

Results of Operations for the Fiscal Years Ended June 30, 2023 and 2022

The following table outlines our condensed consolidated statements of income for the fiscal years ended June 30, 2023 and 2022:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Revenue	135,044,436	56,030,258
Costs of sales	109,310,993	49,701,008
Gross profit	25,733,443	6,329,250

Operating costs and expenses:
General and administrative	7,799,116	4,077,765
Total operating costs and expenses	7,799,116	4,077,765
Income (expense) from operations	17,934,327	2,251,485

Other (income) expenses:
Other (income)	(1,408,634)	(698,638)
Finance costs	60,419	37,140
Loss on disposal of assets	—	90,580
Total other (income) expenses	(1,348,215)	(570,918)
Income (loss) before provision for income taxes	19,282,542	2,822,403

Current income tax (recovery) expense	4,980,481	486,709
Deferred income tax (recovery) expense	380,523	354,600
Total income taxes expenses	5,361,004	841,309
Net income	13,921,538	1,981,094
Total comprehensive income	13,921,538	1,981,094

Revenue, costs of sales, and gross profit margin

The following table sets forth our revenue for the fiscal years ended June 30, 2023 and 2022:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Revenue	135,044,436	56,030,258
Costs of sales	109,310,993	49,701,008

Gross profit	25,733,443	6,329,250
Gross profit margin %	19.1%	11.3%

Our revenue was primarily derived from transportation services and warehousing services. The following table outlines the compositions of our revenue streams:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Transportation services	97,072,485	40,445,079
Warehousing services	37,304,824	15,218,801
Other services	667,127	366,378
Total	135,044,436	56,030,258

Our revenue increased by $79.0 million, or 141.0%, to $135.0 million during the fiscal year ended June 30, 2023, compared to $56.0 million for the fiscal year ended June 30, 2022. The increase was due to the following factors:

1)      Revenue from our transportation services increased by $56.6 million, or 140.0%, due to the rapid expansion of our business during the fiscal year ended June 30, 2023, as we expanded our warehouse operational capacities in California and New Jersey.

The rapid expansion of our transportation services was reflected in increases in service volume, service coverage, and the number of major customers. For most of the year ended June 30, 2022, we operated only one warehouse each in California, Texas, and New Jersey. Although we added a fourth warehouse location in Walnut, California in January 2022, the first quarter of 2022 was focused on optimizing it to reach its full operational capacity. In addition to increased warehouse space and processing volume, these expansions also allowed for the growth of newer customers. Prior to the expansions, many new, promising customers were unable to grow, due to older, established customers already occupying warehouse space. As a result of the expansions, the number of our total shipment orders increased from approximately 1.8 million for the fiscal year ended June 30, 2022 to approximately 3.0 million for the fiscal year ended June 30, 2023. As of June 30, 2023, the aggregate square footage of our warehouses increased over 36% compared to that as of June 30, 2022.

During the year ended June 30, 2023, approximately $79.0 million, or 141%, of revenue growth compared to the same period in 2022, was attributable to warehouses that were newly added during the year ended June 30, 2023 or to the Walnut warehouse, which achieved full operational capacity in the year ended June 30, 2022.

2)      Revenue from our warehousing services increased by $22.1 million, or 145.1%. As an integrated part of our one-stop warehousing and logistics services, our warehousing services also significantly increased as a result of the significant growth in our transportation services. As such, we established four new warehouses in the year ended June 30, 2023 to support the expansion of our transportation services.

Warehousing services cover all of the operations related to receiving goods, unloading and shelving inventory, storage and inventory management, and processing orders for shipment. These services are directly related to and influenced by order volume and the efficiency of warehouse operations. Factors influencing warehousing service income are similar to factors influencing our transportation services, including the increases in service volume, service coverage, and the number of major customers.

With the expansion of warehouse locations in California on July 1, 2022 and March 1, 2023, and the expansion of warehouse locations in New Jersey on April 1, 2023 and May 1, 2023, our service capacity was significantly increased to meet customer demand. Storage income rose as a direct result of the increased total warehouse square footage and order processing income from preparing outbound orders naturally rose and order volume increased.

3)      Revenue from other services increased by $0.3 million. Other revenue in the years ended June 30, 2023 and 2022 mainly consisted of revenue from our customs brokerage services.

Our costs of sales mainly represented the costs of freight incurred for the use of third-party direct freight service carriers, such as FedEx and UPS, warehouse rental expenses, costs of labor, and trucking expenses. Costs of sales increased by $59.6 million, or 120%, in the year ended June 30, 2023, compared with the year ended June 30, 2022. The increase was in line with the significant increase of our revenue.

The following table sets forth a breakdown of our costs of sales for the fiscal years ended June 30, 2023 and 2022:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Amortization	204,457	124,464
Depreciation	905,384	588,125
Rental expenses	14,801,588	7,947,791
Freight expenses	75,960,644	33,891,319
Port handling and customs fees	675,574	500,508
Salary and benefits	4,485,060	2,027,163
Temporary labor expenses	8,381,160	3,194,016
Warehouse expenses	3,122,911	1,208,658
Utilities	410,330	184,085
Other expenses	363,885	34,879
Total	109,310,993	49,701,008

Our freight expenses, rental expenses (primarily warehouse operating lease expenses), temporary labor expenses, and salary and benefits increased significantly by $42.1 million, $6.9 million, $5.2 million, and $2.5 million, respectively, during the year ended June 30, 2023 compared to the same period in 2022. The increases in these expenses were all due to the growth of our revenue in transportation services and warehouse services.

Our overall gross profit margin increased from 11.3% for the fiscal year ended June 30, 2022 to 19.1% for the fiscal year ended June 30, 2023, primarily due to the increased shipment volume of oversize-and-overweight packages during peak seasons. Oversize-and-overweight packages represent orders that exceed both weight and size limits, and we generally charge a higher rate and thus achieve a higher gross margin, exceeding 25%, for these types of packages that are shipped during peak seasons. As a result of the significant growth in our business in fiscal 2023 compared to fiscal 2022, we also recorded significant growth in our oversize-and-overweight shipment orders during peak seasons in fiscal 2023.

Operating expenses

Our operating expenses consist primarily of general and administrative expenses. The following table sets forth a breakdown of our general and administrative expenses for the fiscal years ended June 30, 2023 and 2022:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Bank charges	17,546	34,373
Depreciation	205,703	117,995
Office expenses	1,151,786	715,670
Professional fees	420,775	110,009
Rental expenses	479,597	273,189
Repairs and maintenance	689,737	234,765
Salary and benefits	3,878,888	2,127,576
Sundries	76,084	183,490
Tax and licenses	104,589	59,513
Vehicle expenses	99,390	92,899
Other expenses	95,731	41,045
Credit loss expenses	579,290	87,241
Total	7,799,116	4,077,765

Our general and administrative expenses increased by approximately $3.7 million, from approximately $4.1 million for the fiscal year ended June 30, 2022 to $7.8 million for the fiscal year ended June 30, 2023, representing an increase of 91.3%. The increase was due to increased administrative activities primarily related to additional office space, employees, office supplies, and repairs and maintenance, to accommodate the significant expansions of our business. As a result, salary and benefits, repairs and maintenance and office expenses significantly increased by $1.8 million, $0.5 million, and $0.4 million, respectively. The credit loss expenses also increased by $0.5 million.

Income Tax

Our California subsidiaries are subject to the current California state corporate income tax at a rate of 8.84% and federal income tax at a flat rate of 21%.

The following table sets forth a breakdown of our income tax expense:

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
	US$	US$
Current income tax expense	4,980,481	486,709
Deferred income tax expense	380,523	354,600
Total income tax expenses	5,361,004	841,309

Our income tax expense increased by $4.5 million in 2023, mainly due to the increase in profit before tax by $16.5 million during the year.

Net income

As a result of the foregoing, our net income for the fiscal year ended June 30, 2023 was $13.9 million, compared with the net income of $2.0 million for the fiscal year ended June 30, 2022, representing an increase by $11.9 million.

Liquidity and Capital Resources

In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments. As of the date of this prospectus, we have financed our operations primarily through cash generated by operating activities and capital contributions from shareholders. As of June 30, 2023 and 2022, we had cash of $6.6 million and $2.2 million respectively, which primarily consisted of cash deposited in banks.

Our working capital requirements mainly consist of costs of sales and general and administrative expenses. We expect that our capital requirements will be met by cash generated from our operating activities and financing activities from our principal stockholders. We believe that our current cash and expected cash provided by this offering will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 12 months. We may, however, need additional cash resources in the future if we experience changes in our business conditions or other developments.

Cash Flow for the Fiscal Years Ended June 30, 2023 and 2022

	For the Fiscal Year Ended June 30, 2023	For the Fiscal Year Ended June 30, 2022
Net cash provided by (used in) operating activities	11,803,407	542,858
Net cash used in investing activities	(4,316,073)	(3,961,089)
Net cash (used in) provided by financing activities	(3,177,995)	3,640,918
Net increase (decrease) in cash	4,309,339	222,687
Cash at beginning of year	2,248,760	2,026,073
Cash at end of year	6,558,099	2,248,760

We had a balance of cash and cash equivalents of $6.6 million as of June 30, 2023, compared with a balance of $2.2 million as of June 30, 2022. During the fiscal years ended June 30, 2023 and 2022, we mainly derived our cash inflow from operating activities and financing activities.

Operating Activities

Net cash provided by operating activities was $11.8 million for the fiscal year ended June 30, 2023, compared to net cash provided in operating activities of $0.5 million for the same period in 2022, representing a $11.3 million increase in the net cash inflow provided by operating activities. The increase was primarily due to the following:

(i)     We had net income of $13.9 million for the fiscal year ended June 30, 2023. For the fiscal year ended June 30, 2022, we had net income of $2.0 million, which led to a $11.9 million increases in net cash inflow from operating activities.

(ii)    Changes in accounts receivable were $8.5 million cash outflow for the fiscal year ended June 30, 2023. For 2022, changes in accounts receivables were $6.6 million cash outflow, which led to a $1.9 million decrease in net cash inflow from operating activities.

(iii)   Changes in prepaid expenses were $0.4 million cash outflow for the fiscal year ended June 30, 2023. For 2022, changes in prepaid expenses were $0.02 million cash outflow, which led to a $0.4 million increase in net cash outflow from operating activities.

(iv)   Changes in accounts payable and accrued liabilities provided $2.5 million net cash inflow for the fiscal year ended June 30, 2023. For 2022, changes in accounts payable and accrued liabilities provided net cash inflow of $3.9 million, which led to a $1.4 million decrease in net cash inflow from operating activities.

(v)    Changes in tax payable provided $2.3 million net cash inflow for the fiscal year ended June 30, 2023. For 2022, changes in tax payable provided net cash inflow of $0.3 million, which led to a $2 million increase in net cash inflow from operating activities.

(vi)   Changes in non-cash items provided $2.8 million net cash inflow for the fiscal year ended June 30, 2023. For 2022, changes in non-cash items provided net cash inflow of $1 million, which led to a $1.8 million increase in net cash inflow from operating activities.

Investing Activities

Net cash used in investing activities was $4.3 million for the fiscal year ended June 30, 2023, primarily attributable to $1.8 million cash used for the purchase of property and equipment and $2.4 million used for loans extended to others for the fiscal year ended June 30, 2023.

For the fiscal year ended June 30, 2022, net cash used in investing activities was $4.0 million, primarily attributable to $3.9 million cash used for the purchase of property and equipment.

Financing Activities

For the fiscal year ended June 30, 2023, we had net cash used in financing activities of $3.2 million, which was primarily attributable to the net effects of: (i) $2.5 million used to repay to related parties; (ii) $0.5 million used for loans extended to related parties; (iii) $0.4 million used for expenses relating to the initial public offering; (iv) $0.2 million used to repay finance lease liabilities; and (v) $0.5 million in capital contributions from shareholders.

For the fiscal year ended June 30, 2022, we had net cash used provided by financing activities of $3.6 million, which was primarily attributable to the net effects of: (i) $2.9 million advanced by related parties; (ii) $1.1 million in capital contributions from our substantial stockholder; (iii) $0.2 million used for expenses of the initial public offering; and (iv) $0.2 million used to repay finance lease liabilities.

Commitments and Contractual Obligations

As of June 30, 2023, we had operating and finance leases for office space, warehouse space, and forklifts. Lease terms expire at various dates through April 2026 to June 2029 with options to renew for varying terms at our sole discretion. We have not included these options to extend or terminate in the calculation of right-or-use assets or lease liabilities, as there is no reasonable certainty, as of the date of this prospectus, that these options will be exercised.

As of June 30, 2023, maturities of lease liabilities for each of the following two fiscal years ending June 30 and thereafter were as follows:

	Operating	Finance
	US$	US$
2024	12,811,288	210,444
2025	13,979,685	175,880
2026 and beyond	36,363,637	196,392
Total minimum lease payment	63,154,610	582,716
Less: imputed interest	(13,301,931)	(93,473)
Total lease liabilities	49,852,679	489,243
Less: current potion	(12,111,309)	(198,448)
Non-current portion	37,741,370	290,795

Other than the above leases, we did not have significant commitments, long-term obligations, or guarantees as of June 30, 2023 and 2022.

Off-balance Sheet Commitments and Arrangements

We did not have during the period presented, and we do not currently have, any off-balance sheet financing arrangements as defined under the rules and regulations of the SEC, or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities, each as of the date of the financial statements, and revenue and expenses during the periods presented. On an ongoing basis, management evaluates their estimates and assumptions, and the effects of any such revisions are reflected in the financial statements in the period in which they are determined to be necessary. Management bases their estimates on historical experience and on various other factors that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on our consolidated financial statements.

Despite that management determines that there are no critical accounting estimates, the one that requires relatively significant estimates relates to useful lives of property and equipment.

Property and equipment are recorded at cost, less accumulated depreciation and impairment. The estimation of useful lives impacts the level of annual depreciation expenses recorded and the estimation is a matter of judgment based on the experience of our Company and general industry practice with similar assets. The estimated annual deprecation rates of our property and equipment are generally as follows:

Category	Depreciation method	Depreciation rate
Furniture and fixtures	Straight-line	7 years
Auto & trucks	Straight-line	5 – 8 years
Trailers & truck chassis	Straight-line	15 – 17 years
Machinery & equipment	Straight-line	2 – 7 years
Leasehold improvements	Straight-line	Shorter of lease term or 15 years

As of June 30, 2023 and 2022, the total cost of property and equipment was $9,566,674 and $6,886,550, respectively.

Depreciation expenses are recorded in costs of sales and general and administrative expenses. We recorded total depreciation expenses of $1,111,088 and $706,120 during the years ended June 30, 2023 and 2022, respectively. For the fiscal years ended June 30, 2023 and 2022, we recorded depreciation expenses of $905,384 and $588,125 in costs of sales, respectively, and $205,704 and $117,995 in general and administration expenses, respectively.

While our significant accounting policies are more fully described in Note 2 — Summary of significant accounting policies to our consolidated financial statements, we believe that there were no critical accounting policies that affect the preparation of financial statements.

INDUSTRY

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”) commissioned by us in April 2023 entitled “Cross-border E-commerce Third-Party Fulfillment Provider Market in the U.S.” Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Cross-border E-commerce Overview

Cross-border e-commerce, also called international e-commerce, is a business activity for business growth in which companies create or join online marketplaces to sell their goods internationally and tap into the lucrative global market.

Depending on the type of transactions, cross-border e-commerce can be divided into Business-to-Business (“B2B”) cross-border e-commerce, Business-to-Consumer (“B2C”) cross-border e-commerce, and Consumer-to-Consumer (“C2C”) cross-border e-commerce. B2B e-commerce refers to transactions conducted between companies, rather than between a company and individual consumers. B2C e-commerce refers to the process of selling products and services directly from a company to the end-users of its products or services. C2C e-commerce refers to a business model in which customers can trade with each other, typically through an online platform.

Cross-border e-commerce can be divided into exports and imports, each of which can be further divided into B2B, B2C, and C2C. Imports are any goods or services brought in from another country, while exports are goods and services produced in the domestic country and sold abroad.

Value Chain of the Cross-border E-commerce Market

The upstream of the cross-border e-commerce industry consists of product suppliers, mainly including manufacturers, distributors, and retailers. Manufacturers produce products for wholesale distributors and retailers to distribute, and there are several tiers of distributors between wholesale distributors and retailers.

The midstream of the cross-border e-commerce industry mainly consists of cross-border e-commerce platforms that connect consumers to merchants. Based on the type of transactions, those e-commerce platforms can also be divided into B2B, B2C, and C2C. The midstream also includes support-service providers, which provide professional services to promote the feasibility and efficiency of cross-border e-commerce logistics and transactions. They generally provide services such as logistics, finance and payment, warehousing, customs clearance, and other supply-chain services.

The downstream of the cross-border e-commerce industry includes (i) business customers who obtain goods from B2B platforms and (ii) individual customers who obtain merchandise from B2C or C2C platforms.

Value Chain of Cross-border E-commerce

Source: Frost & Sullivan

Market Size of the Global Cross-border E-commerce Industry

According to Frost & Sullivan, the market size of global cross-border e-commerce grew from $928.1 billion in 2018 to $1,966.7 billion in 2022, with a compound annual growth rate (“CAGR”) of 20.7%. The growth rate of the U.S. cross-border e-commerce market outpaced the global average growth rate, reaching a CAGR of 27.0% from $324.7 billion in 2018 to $845.3 billion in 2022. The U.S. cross-border e-commerce market is expected to maintain its momentum and reach $1,745.8 billion in 2027 at a 15.6% CAGR. The global cross-border e-commerce market is projected to grow from $1,996.7 billion in 2022 to $4,388.5 billion in 2027, with a CAGR of 17.4%.

Market Size of Global Cross-border E-commerce, by GMV

Billion USD
CAGR
2018-2022
2022-2027E
Global
20.7%
17.4%
US
27.0%
15.6%
Rest of the World
16.8%
18.7%
US
ROW
4,400
4,200
4,000
3,800
3,600
3,400
3,200
3,000
2,800
2,600
2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
2018
928.1
324.7
603.4
2019
1,051.1
460.5
590.6
2020
1,395.5
617.8
777.7
2021
1,651.4
715.3
936.1
2022
1,966.7
845.3
1,121.4
2023E
2,404.4
1,017.2
1,387.2
2024E
2,833.5
1,187.8
1,645.7
2025E
3,299.5
1,354.2
1,945.3
2026E
3,748.0
1,533.4
2,214.6
2027E
4,388.5
1,745.8
2,642.7

Source: Frost & Sullivan

In estimating the CAGR growth from 2022 to 2027 for the global and U.S cross-border e-commerce markets, Frost & Sullivan based its analysis on the following assumptions.

•        The global economy is not expected to undergo significant recessions, wars, or disasters that would impact global and U.S. cross-border e-commerce negatively;

•        Developing regions, such as Southeast Asia and South America, are expected to maintain or increase their high growth rates until their e-commerce markets reach their penetration rate bottleneck;

•        U.S.-China trade conflicts are not expected to escalate or impact the types of goods sold through cross-border e-commerce;

•        China is expected to maintain its manufacturing and cost advantages in producing quality products for the U.S.-China cross-border e-commerce market;

•        The online shopping penetration rate is expected to sustain momentum from the COVID-19 pandemic impact; and

•        During the forecast period, commodity products, such as coal, metals, and oil, will not be traded on the cross-border e-commerce market.

The key growth drivers for the U.S. and global cross-border e-commerce market include:

•        Changes in consumption habits post COVID-19.    According to Frost & Sullivan, the COVID-19 pandemic has changed customers’ consumption habits. An increasing number of customers choose to shop online rather than in brick-and-mortar stores. E-commerce sales in the U.S., measured by growth merchandise value (“GMV”), increased from $465 billion in 2019 to $617.8 billion in 2020, with a 32.4% year-over-year (“YoY”) growth rate and the global e-commerce GMV grew from $1,051.1 billion in 2019 to $1,395.5 billion in 2020 with a 32.8% YoY growth rate. Due to the convenience and efficiency of online shopping, customers tend to maintain these newly acquired consumption behaviors. In addition, as the U.S. is one of the world’s largest consumer countries, most of the commodities are imported from other countries. Online shopping promotes the cross-border e-commerce industry in the U.S.

•        Retail moving online.    As a result of changing consumer habits, an increasing number of businesses have shifted to online platforms to seek new revenue growth after the COVID-19 pandemic, due to the convenience and efficiency of e-commerce. For instance, Walmart, the multinational retailer, has launched its online business since 2013 and has surpassed eBay and become the second-largest retailer in the U.S. (behind Amazon) since 2021. Online e-commerce is becoming an important trend to meet consumer demand.

•        Cross-border e-commerce offering value-for-money merchandise.    According to Frost & Sullivan’s market research, in 2022, the average prices for different household utensils sold in the U.S. ranged from two times to five times higher than those sold in China, where most of them were manufactured. The three most popular categories in 2022 for the U.S. e-commerce market were clothing, toys, and consumer electronics. The majority of them were imported from China, offering a wide range of competitively priced products with excellent performance. Cross-border e-commerce offers significantly lower prices to U.S. customers, even after factoring in delivery fees. Typically, e-commerce platforms offer a more transparent price comparison mechanism where customers may choose from the best sellers offering comparable merchandise.

Trends in the Cross-border E-commerce Market

•        Surging demand for cross-border e-commerce support-service providers.    As cross-border e-commerce operations become increasingly refined, the industry support system is developing in the direction of diversification, digitalization, and intelligence. Based on digital technologies, such as big data, cloud computing, artificial intelligence, and blockchain, support service providers, including cross-border third-party e-commerce logistics, cross-border payment, Software-as-a-Service services, and digital marketing, have become a key part of the process. The service providers for cross-border e-commerce are reshaping the supply chain and are helping to optimize and enhance the whole process of cross-border e-commerce, which has significantly improved the operational efficiency and profit margin of the industry.

•        Branding and product diversification have become a trend.    Brand power, diversified layout, and refined operation may become the key to cross-border e-commerce platform competition. Branding has led the industry to upgrade from product price competition to brand competition, which is key to enhancing consumer retention and therefore increasing revenue derived from the user’s lifetime for a brand. Additionally, sellers are becoming increasingly aware of the importance of diversifying the platforms they use to conduct cross-border e-commerce, to minimize the impact of policy changes on those platforms. For instance, the share of Chinese sellers on Amazon, the world’s largest e-commerce platform, fell from 42% to 36% in 2021, because Amazon suspended the accounts of over 50,000 Chinese sellers for alleged improper use of review functions.

•        Increasing demand for integrated logistics one-stop services.    Overseas merchants are selling an overwhelming volume of e-commerce products to American consumers through online e-commerce platforms. According to a Frost & Sullivan’s market survey in 2022, 78% of the interviewed sellers were looking for a one-stop logistics provider that could provide outbound logistics from the origin country to inbound logistics in the destination country, covering order fulfillment, customs clearance, and related services. The survey collected 400 responses from sellers in China, Europe, and Japan who sell their goods to the U.S. market through e-commerce platforms or direct-to-consumer websites. The survey assessed various parameters, including the size of the sellers in terms of GMV and their pain points related to marketing channels, stock keeping unit (“SKU”) decisions, logistics time, stock management, and shipment costs. Therefore, it is reasonable to expect such one-stop third-party logistics providers to gain larger market shares in the future.

•        Deeper penetration of low-priced products from overseas sellers.    According to expert interviews conducted by Frost & Sullivan among director-level experts from selected one-stop logistics service providers in China and the U.S., Temu, a U.S.-based marketplace, is expected to reach $3 billion GMV and may reach $30 billion GMV in 2027. In estimating the market growth of Temu’s GMV, Frost & Sullivan made several underlying assumptions, including (i) the absence of significant global economic disruptions, (ii) the expectation of no escalation in U.S.-China trade conflicts affecting cross-border e-commerce, (iii) the stability of business operations of Temu and Pingduoduo (Temu’s parent company), (iv) China’s continued manufacturing and cost advantages, (v) sustained worldwide momentum in online shopping penetration rates due to the COVID-19 pandemic impact, and (vi) the potential replication of Temu’s successful market strategy in the U.S. Leveraging China’s low labor costs and integrated manufacturing supply chain, Temu offers U.S. customers access to low-priced and value-for-money products on its marketplace, usually below $10 dollars. Cross-border logistics demand is expected to rise as mobile shopping becomes more prevalent.

Market Overview of U.S. Third-party Logistics Providers for Cross-border E-commerce

Third-party logistics providers for cross-border e-commerce refer to one-stop service providers with service of goods transportation, customs clearance, and warehousing. Third-party logistics providers in modern times of economic globalization with logistics systems of supply chain integration tend to utilize self-built or leased warehouses and sites that provide storage, loading, handling, and distribution services for e-commerce products, especially for cross-border e-commerce goods.

Value Chain of U.S. Third-party Logistics Providers for Cross-border E-commerce

Source: Frost & Sullivan

The upstream in the value chain of the U.S. third-party logistics service industry for cross-border e-commerce mainly consists of product manufacturers and cross-border e-commerce platforms. Product manufacturers require logistics services to maintain their overseas sales channels. Sellers on e-commerce platforms require logistics services to sell their products to overseas consumers, which can be divided into B2B, B2C, and C2C sellers, depending on the transaction operating parties.

On the midstream, there are mainly third-party logistics providers for cross-border e-commerce, some of which may have their own e-commerce platforms to facilitate transactions between their seller clients and their local buyer resources. The majority of third-party logistics providers provide inbound logistics, customs clearance, warehousing, and order fulfillment services. According to Frost & Sullivan, from 2020 to 2023, an increasing number of third-party logistics providers are developing outbound logistics services to provide better one-stop logistics services for cross-border e-commerce sellers.

Local delivery companies and customers are the main parties downstream. After placing the orders, third-party logistics providers order final delivery services for their seller clients. Once parcels have been packaged, labeled, and scanned, they are handed over to delivery service providers, such as FedEx and UPS, who will be responsible for delivering those parcels to purchasers.

Market Size of U.S. Third-party Logistics Providers for Cross-border E-commerce

According to Frost & Sullivan, the U.S. third-party logistics provider market for cross-border e-commerce grew from $50.1 billion in 2018 to $128.1 billion in 2022, with a CAGR of 26.5%, and it is expected to grow to $261.5 billion in 2027, with a CAGR at 15.3%.

Market Size of U.S. Third-party Logistics for Cross-border E-commerce, by Revenue

Billion USD
CAGR
2018-2022
2022-2027E
Total
26.5%
15.3%
280
260
240
220
200
180
160
140
120
100
80
60
40
20
0
50.1
76.4
90.1
114.6
128.1
154.3
181.6
207.9
235.1
261.5
2018
2019
2020
2021
2022
2023E
2024E
2025E
2026E
2027E

Source: Frost & Sullivan

Due to the market expansion, according to Frost & Sullivan, the U.S. third-party logistics provider market for China’s cross-border e-commerce grew from $38.1 billion in 2018 to $105.7 billion in 2022, with a CAGR of 29.1%, and it is expected to grow to $217.3 billion in 2027, with a CAGR at 15.5%.

Market Size of U.S. Third-party Logistics for China’s Cross-border E-commerce, by Revenue

Billion USD
CAGR
2018-2022
2022-2027E
Total
29.1%
15.5%
220
210
200
190
180
170
160
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
38.1
58.8
83.9
92.1
105.7
123.2
137.6
169.1
192.9
217.3
2018
2019
2020
2021
2022
2023E
2024E
2025E
2026E
2027E

Source: Frost & Sullivan

In estimating the CAGR growth from 2022 to 2027 for the U.S. third-party logistics for the cross-border e-commerce market and U.S. third-party logistics for China’s cross-border e-commerce market, Frost & Sullivan based its analysis on the following assumptions.

•        The global economy is not expected to undergo significant recessions, wars, or disasters that would impact cross-border e-commerce negatively;

•        Developing regions, such as Southeast Asia and South America, are expected to maintain or increase their high growth rates until their e-commerce markets reach their penetration rate bottleneck;

•        U.S.-China trade conflicts are not expected to escalate or impact the types of goods sold through cross-border e-commerce;

•        China is expected to maintain its manufacturing and cost advantages in producing quality products for the U.S.-China cross-border e-commerce market;

•        The online shopping penetration rate is expected to sustain momentum from the COVID-19 pandemic impact; and

•        During the forecast period, commodity products, such as coal, metals, and oil, will not be traded on the cross-border e-commerce market.

The key growth drivers for the U.S. warehousing and distribution solution providers for cross-border e-commerce include:

•        Increasing influence of e-commerce platforms.    According to Frost & Sullivan, e-commerce provides a new retail model based on the Internet, Internet of Things, and other technologies for businesses and enterprises to improve the quality of sales and marketing models by collecting and accumulating data, investigating consumer needs and preferences, accurately distributing and publishing information, deeply integrating and innovating, and using advanced technologies, such as big data, artificial intelligence, and cloud computing. With the development of e-commerce platforms, the platforms have played a significant role in the industry value chain, promoting upstream and downstream markets of the value chain.

•        Comprehensive and professional services drive customer satisfaction.    Some third-party logistics providers for cross-border e-commerce provide comprehensive and professional warehousing, transportation, and delivery services for companies in cross-border e-commerce to improve operational efficiency and enable these companies to focus more on the supplying and marketing of their products.

Market Trends for Third-party Logistics Providers for Cross-border E-commerce Market

•        More diverse and professional business.    The third-party logistics providers are providing more diverse and professional services for customers to choose from. For instance, the use of air freight for more efficient direct mailing is now available in addition to sea freight. Providers may cover more comprehensive businesses, including offline shop displays, one-click delivery, and after-sales returns. Warehousing is equipped with a more professional management model to distinguish between warehouses for large goods and warehouses for small goods. The difference is that warehouses for large goods place a greater emphasis on maximizing mechanical handling efficiency by designing the shelves at the right height, arranging aisles in a sensible manner, and placing the storing products near the gate.

•        Developing sophisticated in-house warehousing management system.    As technology advances, automated in-warehouse operations combine intelligent management systems and mechanization to streamline the processes of receiving, stocking, picking, dispensing, and dispatching to improve operational efficiency. For instance, during the dispatch and distribution process, the management system identifies the goods to be picked based on the customer’s order and issues instructions to the picking robot. The robot takes out the goods and places them on a conveyor belt. The identification device records the information on the goods label and allocates them to the conveyor belt for delivery to different packing and dispatch areas before the type and quantity of goods are verified. This automated process significantly improves the efficiency of warehouse operations and reduces labor costs. Currently, Amazon’s unmanned picking system is recognized as an example of an efficient warehouse system.

•        Application of big data.    Properly zoned warehouses and suitable bins are essential for the rational use of warehouses and the reduction of storage costs and handling times. Big data technology uses artificial neural networks, decision trees, cluster analysis, and other data mining technologies, as well as the type and quantity of goods to be warehoused in the future trend prediction, to help warehouse management personnel to adjust the warehouse partition and the distribution of cargo space in a timely manner. Therefore, companies leverage big data technology to provide statistical analysis of historical inbound and outbound information, external factors, and other data information to ensure maximum logistics efficiency.

Entry Barriers for Third-party Logistics Providers for Cross-border E-commerce Market

•        Premium account contract with local logistics companies.    Having a premium account with discounts available from local logistics companies is essential for third-party logistics service providers to reduce costs. The revenue of warehousing solution providers for cross-border e-commerce is mainly derived from the logistics service business. Some local logistics companies in the U.S., such as FedEx and UPS, typically contract with their customers to provide some discounts for business cooperation, but the number of quality accounts is limited. It is difficult for late entrants to obtain highly discounted accounts.

•        Sophisticated and efficient warehouse management system.    Business-adapted warehouse management systems help significantly improve operational efficiency. Although many relevant software systems can be purchased from software technology companies, it is difficult for software companies to achieve software systems fully tailored to business operational processes, as they are not staffed by the industry. Providers using third-party software operating systems can affect the efficiency of their day-to-day operations. Conversely, capable providers develop their own operating systems that are more in line with their business operational processes, thus achieving improved efficiency while reducing errors.

•        Professional management team with competitive labor costs.    Managers with extensive operational management experience could ensure the proper functioning of daily operations and avoid losses caused by operational errors. For instance, inventory loss is caused by improper management processes that result in goods quantities not matching the order quantities. Warehouse management requires a large workforce, so having good connections and managerial experience with the labor force is also crucial.

BUSINESS

Overview

We are a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment.

With the boom of e-commerce and Internet technology, along with the development of global supply chains, a growing number of merchants are seeking to sell their products through international e-commerce platforms, such as Amazon and eBay. These merchants, however, are confronted with major logistical challenges because of the complexities involved in shipping goods across borders. Specifically, when a foreign consumer places an order online, it can take a long time for the goods to be delivered from one country to another (especially for bulky items), while facing high damage rates and congestion during peak seasons. One of the solutions to such problems is to set up overseas warehouses, which are local storage facilities established in a foreign country where the cross-border merchants intend to sell their goods. Cross-border e-commerce merchants can export goods in batches in advance to overseas warehouses, which can then be delivered to overseas consumers once orders are placed via e-commerce platforms. As a result, the delivery time and the rate of damaged and lost packages may be reduced significantly, therefore enhancing the shopping experience of consumers.

We provide one-stop warehousing and logistics services to cross-border e-commerce merchants outside the U.S. who seek to sell in the U.S. market. We currently operate eight warehouses across the country, with an aggregate gross floor area of approximately 1,389,176 square feet. Aside from a nationwide footprint and large storage space, our warehouses are equipped with automated sorting systems, heavy-duty forklifts, and pallets and trays that are suitable for processing bulky items. As a one-stop warehousing and logistics service provider, we offer a full spectrum of services, including (i) customs brokerage services; (ii) transportation of merchandise to U.S. warehouses; and (iii) warehouse management and order fulfillment services, which further include (a) product storage and retrieval, (b) product packing and labeling, (c) kitting and repackaging, (d) order assembly and load consolidation, (e) inventory management and sales forecasting, (f) third-party distribution coordination, and (g) other value-added services. We also provide warehousing and logistics services to our U.S.-based commercial customers, who are typically domestic e-commerce merchants seeking efficient and reliable warehousing and logistics solutions to support their operations. In general, the warehousing and logistics services we provide to our domestic customers are similar to those we provide to our overseas customers. This allows us to provide integrated solutions for our customers, whether they need domestic or international warehousing and logistics support. As of June 30, 2023 and 2022, we had an active customer base of 83 and 54, respectively, for our warehousing and logistics services.

We have experienced rapid growth since our inception. For the fiscal years ended June 30, 2023 and 2022, we had total revenue of $135,044,436 and $56,030,258, respectively, and net income of $13,921,538 and $1,981,094, respectively. While we do not have any subsidiaries, assets, or employees in the PRC, we generate a significant part of our revenue from customers based in China. During the fiscal years ended June 30, 2023 and 2022, we generated approximately 96% and 93% of our revenue from PRC-based customers, respectively. See “Risk Factors — Operational Risks — We generated approximately 96% and 93% of our revenue from the PRC market for the fiscal years ended June 30, 2023 and 2022, respectively, and we expect such PRC-based revenue to continue to represent a significant part of our revenue, and any negative impact on our ability to provide our services to customers based in China could materially and adversely affect our results of operations and financial condition.”

Our Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Quality Warehousing and Logistics Services that Meet ISO 9001 Standards

We provide our customers with quality warehousing and logistics services with high inventory accuracy and 24/7 customer support, which are especially suitable for the e-commerce of bulky items. Our operations span across the West Coast, Midwest, and East Coast of the U.S., with a total of eight warehouses under management, including one of the only 26 eBay-certified third-party warehouses in the country. Specifically, certain items, such as furniture or large home appliances, require special logistics facilities for storage, fulfillment, and shipping because of their size and weight. As a result, traditional warehousing and logistics service providers may find it difficult to offer integrated one-stop solutions. The eight warehouses we operate not only provide large storage space, but also are equipped with forklifts, pallets, and trays for processing bulky items. In addition, inventory accuracy is a metric that measures the difference between our records of warehouse stock and actual stock. Inventory accuracy is critical for preventing stockouts, shortages, shrinkage, controlling inventory quality, and maintaining a positive customer experience. In this regard, our operations achieved an average of 99.7% inventory accuracy during the fiscal year ended June 30, 2023. Moreover, our customer service team provides full support to our customers’ business throughout the entire process, from recommendations on e-commerce infrastructure to sharing experience in security and compliance practices and to optimizing warehousing and logistics costs for our customers. Leveraging our expertise in the warehousing and logistics industry as well as our 24/7 online customer support in over 30 languages, we are also able to respond quickly to special circumstances.

The warehousing and logistics services we provide meet ISO 9001 standards, which are a set of international standards for quality management systems. These standards are issued by the International Organization for Standardization (“ISO”), a non-governmental organization that develops and publishes standards across a wide range of industries, including warehousing and logistics services. ISO 9001 standards provide a framework for managing and improving quality in a systematic and structured manner. ISO 9001 standards are rooted in a set of fundamental principles, such as prioritizing customer needs, exhibiting strong leadership, pursuing continuous improvement, and making data-driven decisions. To ensure that our warehousing and logistics operations meet the highest quality standards, we have implemented ISO 9001 standards into our quality management system. To accomplish this, we have implemented ISO 9001-compliant policies and procedures, including procedures for managing inventory, handling and storing goods, and transporting goods, as well as procedures for continuous improvement and customer feedback mechanism. Incorporating ISO 9001 into our warehousing and logistics services may give us a competitive advantage by ensuring we meet the highest quality standards. Customers are increasingly seeking suppliers and service providers with quality management systems, so we believe that ISO 9001 certification can be a key differentiator for us in a competitive market.

Reasonable Service Fees and Delivery Fees due to the Large Volume of Goods We Process

Considering the large volume of merchandise we process, we are able to offer relatively inexpensive service fees and affordable delivery fees. We rely on third-party logistics providers, such as FedEx and UPS, for end-to-end delivery as we do not have our own in-house delivery team or vehicles. Despite this, we offer transportation rates based on a long-term agreement between our eight warehouses and third-party logistics service providers. The volume of packages we send often entitles us to large discounts from third-party logistics providers. As a result, we have been able to provide our customers with stable and reasonable transportation rates. Additionally, we are able to overcome the surge charges for oversized items and peak season fees by leveraging our logistics management tools to achieve lower freight charges. As such, we believe our service fees are reasonable and affordable.

Capability of Providing Efficient and Low-error Warehousing Services by Leveraging Warehouse and Order Management Technology

We have developed a platform, primarily including our Armlogi OMS, which provides a comprehensive and integrated solution for warehouse and logistics management. See “— Technology and Intellectual Property.” Our platform is built on the Amazon Web Services cloud computing infrastructure, which provides high security, reliability, and scalability. This allows us to easily deploy and manage virtual servers, and to quickly add or remove resources, as needed. The platform is also accessible through a web-based interface, so that our customers and staff can access the platform from anywhere with an Internet connection.

Our platform enables us to manage all incoming shipments from the moment they are received at the warehouse until they are delivered to the customer. This includes tracking the status of each shipment and providing real-time updates to our customers. The platform also allows our truck drivers to upload real-time images of their trucks for verification, ensuring that only authorized vehicles are used for deliveries. In addition, our platform includes tools for data input, log tracking, translations, and customer support. This allows us to quickly and accurately process orders and to provide our customers with the information they need to manage their supply chain.

By leveraging our platform, rather than traditional software, we believe we have reduced our operating costs and user workload, and have increased our efficiency and control over workflows, which, in turn, has enabled us to deliver a higher level of service to our customers while reducing the risk of human error. We have also been able to add new features and modules to the platform as needed, without incurring high upfront costs and long implementation times associated with traditional software.

An Experienced Management Team with Strong Financial and Operational Expertise

Our management team consists of executives with decades of supply chain, warehousing, and logistics industry as well as other corporate functions experience. As a co-founder of Armstrong Logistic and our Chief Executive Officer, Mr. Aidy Chou is responsible for high-level strategizing and business planning, as well as the overall financial management and investment management of our Company. From September 2003 to May 2023, Mr. Chou served as the chief executive officer and chief financial officer at Advance Tuner Warehouse Inc. (“Advance Tuner”), a major automobile accessories company. Mr. Tong Wu, our Secretary, Treasurer, and director, is also a co-founder and serves as the chief administrative officer of Armstrong Logistic, and is responsible for the management of day-to-day operations and overseeing specific departments, such as sales, marketing, and human resources. Mr. Wu has extensive experience in the warehousing and logistics industry.

Our Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

Expand and Diversify Our Customer Base and Geographic Coverage

We are dedicated to growing and diversifying our existing customer base. For the fiscal years ended June 30, 2023 and 2022, we had 83 and 54 customers, respectively, with 63% and 56% of them based in mainland China. We are looking to continue to grow our customer base in China and also expand into Southeast Asia including Vietnam, Thailand, Indonesia, and the Philippines. Moreover, our success is largely based on our warehouse management capabilities enabled by our warehousing network, which covers the West Coast, Midwest, and East Coast of the United States. As of the date of this prospectus, we operate eight warehouses in the U.S., and plan to continue expanding our geographic footprint in key markets. We plan to build out additional infrastructure in key markets in the U.S., including Georgia, Tennessee, and Arizona. A variety of funding sources could be utilized to lease additional warehouse space, including cash reserves, loans from financial institutions, and investor fundraising. Before choosing the right funding source, we will carefully consider our financial position, creditworthiness, and other factors. A complex process of leasing additional warehouse space requires careful planning and execution, involving the identification of suitable locations, negotiation of lease terms, and logistics management for moving equipment and inventory. In addition, the recruitment and training of personnel for the new warehouses may also be challenging. All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. See “See Risk Factors — Operational Risks — If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.”

Enhance Our Customers’ Supply Chain Efficiency by Expanding the Breadth and Depth of Our Solutions and Services

In order to provide our customers with even greater value, we endeavor to continually expand our solutions and services. We recently launched our international ocean freight services in January 2023 and are actively expanding and refining these offerings, which have enabled us to further improve supply chain efficiency for our customers. With this new addition, we can now offer our manufacturer customers a comprehensive one-stop logistics solution, covering the entire journey from their overseas factory door to the doorstep of the end consumer in the United States. These overseas manufacturers need a comprehensive solution that streamlines their supply chain and simplifies logistics. By integrating ocean freight into our existing services, we can offer a broader range of options to meet the diverse needs of our customers. All aspects of the shipping process will be handled by our professional team, including coordination with the factory, arranging for transportation, customs clearance, and final delivery. Our customers can focus on manufacturing quality products for consumers by delegating their logistics to us. With our new international ocean freight services, we look forward to expanding our business and building lasting relationships with manufacturers worldwide. We plan to refine and optimize these services over the next two years, with an estimated cost of $2 million. To finance the expansion of our services, we are exploring a range of funding options, which may include utilizing our existing cash reserves, seeking loans from financial institutions, or securing investor capital. The actual funding source chosen will be determined by our current financial position, creditworthiness, and other factors. Building up our expertise and capabilities in this area may require significant resources. Additionally, shipping goods across international borders may present regulatory and legal challenges, complicating the expansion process. In addition, we plan to continue to develop comprehensive and sophisticated solutions and services that span the entire supply chain, from ocean freight to distribution and delivery. This will enable us to offer a full range of value-added services to our customers, including sales forecasts and inventory planning. We also plan to develop modular solutions and services that can be easily adopted by our customers, which are expected to improve their experience and allow us to expand more rapidly and cost-effectively.

Further Invest in Supply Chain Technologies to Drive Sustainable Growth

We plan to further invest in supply chain technologies to facilitate the adoption and implementation of advanced technologies to improve the efficiency, transparency, and sustainability of our supply chain solutions. Our focus will be on fundamental technologies, including artificial intelligence, data analytics, and supply chain planning and optimization algorithms, as well as smart systems, such as ocean freight tracking and management, automated sales forecasting and inventory management, and real-time data analysis. We anticipate that investing in supply chain technologies will not only enhance our ability to provide smart supply chain solutions and offer valuable data insights to customers across diverse industries, but will also bring a multitude of benefits, such as improved inventory management, faster delivery times, reduced operational costs, increased supply chain transparency, enhanced sustainability, and improved overall customer satisfaction. In addition, we plan to further open up our technology platforms to our customers and partners to accelerate the digitization and streamlining of their supply chains. We believe this will enhance collaboration, innovation, and efficiency across the supply chain ecosystem. Some challenges can arise when implementing supply chain technologies, including high costs, a shortage of skilled workers, and data security concerns. Overall, we believe that further investing in supply chain technologies to drive sustainable growth can help us sustain our competitive advantage and contribute to our long-term success while also advancing sustainable practices.

Pursue Additional Strategic and Financially Attractive Acquisitions

We endeavor to identify, acquire, and integrate businesses that will expand our supply-chain-related warehousing and logistics business, while achieving synergies and generating attractive returns that exceed our cost of capital. Using our disciplined approach to screening and evaluating potential opportunities, we intend to seek strategically and financially attractive acquisition targets that provide us with new capabilities. We have significant internal resources dedicated to tracking potential acquisition prospects which are formally reviewed by senior management on a regular basis. Since we are a fast-growing warehousing and logistics solution provider with a wide network of contacts, we believe we will be an acquirer of choice in our industry and will be able to transact with smaller players at attractive valuations.

Corporate History and Structure

Armstrong Logistic was incorporated on April 16, 2020 under the laws of the State of California, which holds 100% of the equity interests in the following entities: (i) Armlogi Truck Dispatching LLC (“Truck Dispatching”), a limited liability company wholly owned by Armstrong Logistic, which was organized on February 26, 2021 under the laws of the State of California; (ii) AndTech Trucking LLC (“Andtech Trucking”), a limited liability company wholly owned by Armstrong Logistic, which was organized on May 7, 2021 under the laws of the State of California; (iii) Amlogi Trucking LLC (“Armlogi Trucking”), a limited liability company wholly owned by Armstrong Logistic, which was organized on March 25, 2021 under the laws of the State of California; (iv) Armlogi Group LLC (“Armlogi Group”), a limited liability company wholly owned by Armstrong Logistic, which was organized on October 19, 2021 under the laws of the State of California; and (v) ANDTECH Customs Broker LLC (“Andtech Customs Broker”), a limited liability company wholly owned by Armstrong Logistic, which was organized on June 8, 2021 under the laws of the State of California.

In connection with this offering, we have undertaken a reorganization of our corporate structure in the following steps:

•        on September 27, 2022, we incorporated Armlogi Holding under the laws of the State of Nevada; and

•        on October 7, 2022, Armstrong Logistic was acquired by Armstrong Holding from the original shareholders of Armstrong Logistic through a share exchange agreement entered into by and among Armstrong Holding, Armstrong Logistic, and the original shareholders of Armstrong Logistic.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this IPO based on a proposed number of 2,000,000 shares of common stock being offered, assuming no exercise of the underwriters’ over-allotment option.

Note:

(1)    Represents 28,600,000 shares of our common stock held by Aidy Chou as of the date of this prospectus.

(2)    Represents 4,300,000 shares of our common stock held by Tong Wu as of the date of this prospectus.

(3)    Represents an aggregate of 7,100,000 shares of our common stock held by 17 shareholders, each one of which holds less than 5% of shares of our common stock, as of the date of this prospectus.

For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Stockholders.”

Our Business Model

We provide our customers, comprising both international cross-border e-commerce merchants (primarily from the PRC) and domestic customers, with a package of warehousing and logistics services to select from, including (i) facilitating overseas transportation of goods to the U.S.; (ii) customs brokerage services; (iii) transportation of goods to U.S. warehouses; and (iv) warehouse management and order fulfillment services. While our one-stop warehousing and logistics services cover a broad range of offerings, we recognize revenue from the following three sources for accounting purposes:

•        Transportation Services.    We generate our transportation service revenue by purchasing transportation from third-party carriers and reselling those services to our customers. We receive service fees, typically ranging from $5 to $75 for each service, depending on various factors, such as the load type, weight, volume, and delivery distance.

•        Warehousing Services.    Our revenue from warehousing services is generated via our warehouse management offerings, including inventory management and storage services. We receive warehousing service fees, typically ranging from $3 to $50 for each service, based on the specific services that our customers choose and subject to a variety of factors that may affect the cost of those services, such as the total number of SKUs, weight, volume, and storage time.

•        Other Services.    Other services primarily include customs brokerage services, where we collaborate with customers to file the necessary documentation and pay the appropriate taxes and duties to relevant authorities. We receive brokerage service fees from customers, typically ranging from $20 to $200 per each service, depending on the number of items to be declared.

See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.”

Customers

We primarily serve two types of customers: (i) overseas customers and (ii) U.S. domestic customers. Our overseas customers consist of cross-border e-commerce merchants outside the U.S. (primarily from PRC) who intend to sell in the U.S. market via a variety of e-commerce platforms, such as Amazon, eBay, Wish, Walmart, and Wayfair. Those customers typically operate their e-commerce stores seeking to sell in the U.S. market but typically lack access to the warehousing and logistics resources in the U.S. Through our expertise and liaison with the PRC, we are primarily targeting cross-border e-commerce merchants in the PRC, but we are also developing a growing international customer base in other countries, such as South Korea. Our U.S. domestic customers are typically domestic e-commerce merchants seeking efficient and reliable warehousing and logistics solutions to support their operations. Our overseas and domestic customers generated approximately 96% and 4% of our revenue, respectively, during the fiscal year ended June 30, 2023, and approximately 93% and 7% of our revenue, respectively, during the fiscal year ended June 30, 2022. As of June 30, 2023 and 2022, we had an active customer base of 83 and 54, respectively, for our warehousing and logistics services. For the fiscal year ended June 30, 2023, our top five customers were Aukey International Ltd., Union Grand Imp. & Exp. Co., Ltd., Goldensee Ltd., CJ (Hong Kong) Group Ltd., and Western Post (HK) Ltd., representing 22.5%, 14.5%, 9.2%, 8.1%, and 7.7% of our total revenue, respectively. For the fiscal year ended June 30, 2022, our top five customers were Union Grand Imp. & Exp. Co., Ltd., Aukey International Ltd., Goldensee Ltd., Cocam Int’l Enterprises Ltd., and Ningbo Jiaview Supply Chain Co., Ltd., representing 30.0%, 27.3%, 9.4%, 7.5%, and 4.4% of our total revenue, respectively.

As an example of a typical transaction, under a warehousing and logistics service agreement entered into by and between Armstrong Logistic, one of our subsidiaries, and a warehousing and logistics service customer (the “Customer”), Armstrong Logistic is obligated to provide, or cause to be provided from third parties at no cost to the Customer, the following services, including (i) receiving and processing product shipments from the Customer for fulfillment of the Customer’s end-user orders; (ii) storing inventory in warehousing facilities; (iii) picking and packing the Customer’s products from the inventory and shipping such products directly to end users upon notification by the Customer, utilizing appropriate packaging materials at Armstrong Logistic’s discretion, unless otherwise specified by the Customer; (iv) maintaining monthly ledger summaries of all orders shipped and received, available upon request by the Customer; (v) facilitating any product returns from end users to the Customer; and (vi) additional value-added services that the Customer desires Armlogi Logistic to provide. Pursuant to the agreement, the Customer is required to (i) maintain all certifications, credentials, licenses, and permits necessary to conduct its business relating to the sale of its products in the U.S. and not engage in any activities or transactions involving its products that violate U.S. laws or regulations; and (ii) pay Armlogi Logistic service fees in accordance with an agreed-upon pricing schedule, unless modified by written agreement of both parties. The agreement lasts for one month and automatically renews for additional successive one-month terms, unless it is earlier terminated by either party. The agreement may be terminated by either party without cause upon delivery to the other party of a written notice of termination, which becomes effective as of the last day of the following month, unless earlier termination by written agreement of both parties.

Suppliers

The suppliers of our one-stop warehousing and logistics services primarily consist of (i) our warehouse landlords and (ii) third-party logistics service providers, including FedEx, DG DistiServices, and UPS, who assist us in transporting customers’ goods from foreign countries to the U.S., and/or delivering goods from our warehouses to end consumers. We have established procedures for selecting independent third-party logistics service providers that we engage in, including a thorough review of their service prices and quality, their operating history, fleet condition, reliability, and availability. Our top five suppliers, including FedEx, DG DistiServices, UPS, MYJW LLC, and Evergreen Line, during the fiscal year ended June 30, 2023, and FedEx, DG DistiServices, Brightview NY Staffing Services, M&C LLC, and Golden Group Services, Inc., during the fiscal year ended June 30, 2022, collectively accounted for 69% and 68% of our total purchases, respectively. Among those suppliers, FedEx accounted for approximately 62% and 63% of our total purchases, during the fiscal years ended June 30, 2023 and 2022. Over the same period and fiscal years, no other suppliers accounted for more than 10% of our total purchases. On April 10, 2020, Armstrong Logistic, one of our subsidiaries, entered into a service agreement with FedEx for its delivery service. Pursuant to the agreement, which has a term from April 10, 2020 until terminated by either party, FedEx is required to provide certain transportation services, including FedEx Express, FedEx Ground, and FedEx Freight, as indicated in the FedEx service guide in effect at the time of shipment, at the price and on the terms as set forth in the FedEx transportation service agreement, and Armstrong Logistic is required to make payment within 15 days of the invoice date unless otherwise provided in a FedEx credit term attachment. Pursuant to the agreement, Armstrong Logistic may receive the earned discount at the percentages specified in each pricing attachment based upon Armstrong Logistic’s actual shipping activity. Either party may terminate the service agreement immediately upon notice due to the other party’s noncompliance with its terms. Either party may terminate the agreement at any time without cause and without penalties, unless otherwise stated in the agreement, upon 30 days’ prior written notice to the other party.

Warehousing Network

We have set up our local warehousing infrastructure in the U.S. strategically such that we are close to ports and customers across the country, shortening delivery time to the end customers. Currently, we operate eight warehouses in three states, covering three U.S. ports of destination, including the Port of Los Angeles/Long Beach in California, the Port of Houston in Texas, and the Port of Newark in New Jersey. Specifically, we have (i) four warehouses in California, three of which are in the City of Industry and one in Walnut; (ii) one warehouse in Houston, Texas, and (iii) three warehouses in New Jersey. Our current warehousing facilities are leased to us and have an aggregate gross floor area of 1,389,176 square feet. Aside from the large storage space, our warehouses are equipped with automated sorting systems, forklifts, pallets, and trays that are suitable for processing bulky items. Our warehouses are also equipped with advanced security systems and real-time scanning systems, to ensure the safe storage of a wide variety of products.

We utilize data analytics to determine the optimal distribution of inventory among our warehouses and provide customers with SKU-level real-time monitoring, live shipments tracking, and historical data analytics and sales forecasting services, to allow them to more efficiently manage inventory and reduce costs. In addition, our warehouses are equipped with advanced automated storage and retrieval systems for parcels and freight.

Services and Operational Flow

Transportation of Merchandise to the U.S (Ocean Freight Services)

We launched our international ocean freight services in January 2023 and are actively expanding and refining these offerings, which have enabled us to further improve supply chain efficiency for our customers. See “— Our Growth Strategies — Enhance Our Customers’ Supply Chain Efficiency by Expanding the Breadth and Depth of Our Solutions and Services.” Our current one-stop warehousing and logistic services begin with facilitating overseas transportation of our customers’ merchandise to the U.S., primarily through ocean freight services arranged by us with third parties, such as Cosco Shipping Lines, Evergreen Line, and Ocean Network Express. Since we do not operate any international shipping business, we recommend global logistics services (primarily ocean freight services) to our customers based on our robust international network with our third-party global carriers.

Customs Brokerage Services

Andtech Customs Broker, one of our wholly owned subsidiaries, is a licensed U.S. customs broker who can assist our customers in complying with all regulatory requirements. Our services help customers clear cargo with the CBP, including documentation collection, valuation review, product classification, electronic submission to customs, and the collection and payment of duties, tariffs, and fees. We collaborate with our customers to ensure that all necessary documentation is complete and accurate, and that all fees and taxes are paid in a timely manner. We also work with our customers to develop a compliant program, including developing product databases and compliance manuals, and conducting periodic internal audits. The development of product databases has become critical in the current economic environment in light of rising trade tensions and various tariffs imposed as a result. In addition, we offer our customers training seminars and trade consulting to improve efficiency.

Port Trucking Services and Delivery of Merchandise to U.S. Warehouses

We offer port trucking services (or drayage trucking services) to assist customers with the transportation of shipping containers from ports to storage or transportation facilities. Such services involve transporting containers within a metropolitan area for short distances, where we are responsible for picking up containers from ports and delivering the containers to their destination. As a vital part of the supply chain, port trucking ensures that goods are transported efficiently and quickly from ports to distribution centers and other locations. Our fleet of trucks is regularly maintained and equipped with the latest GPS tracking technology, allowing us to provide reliable and efficient transportation services. Our port trucking services facilitate the transportation of customs-cleared goods to the U.S. warehouses, including Amazon’s FBA warehouses and our self-operated warehouses.

(a)     Amazon’s FBA Warehouses

Amazon’s FBA is a service provided by Amazon that provides storage, packaging, and shipping assistance to sellers. Any merchant who sells on their website can use the FBA service, which takes the burden off of sellers and grants them more flexibility in their selling practices.

Some of our customers intend to sell on Amazon and request that all or part of their merchandise be delivered to Amazon warehouses. Nevertheless, Amazon has guidelines regarding how goods delivered through their FBA services must be prepared, which are usually unfamiliar to our customers. Through our expertise and experience in these preparations, we help our customers streamline their logistics work by taking care of such preparation work. We provide customers with the service of receiving packed shipping containers and repacking them in order to meet Amazon’s FBA requirements, as well as shipping those goods to Amazon’s FBA warehouses.

(b)    Our Self-operated Warehouses

In many cases, our customers may only intend to send a portion of their merchandise to Amazon’s warehouses to be sold via FBA, while the remainder needs to be stored and sold via other online e-commerce platforms. As a result, we provide services for delivering these goods to one of our eight warehouses in the U.S. for further services, such as warehousing, storage, and e-commerce order fulfillment.

Warehouse Management and Order Fulfillment Services

Generally, our warehouse management and order fulfillment services are designed to help our customers store and transport their products, and are provided at competitive rates based on the specific needs of each customer. We have a team of experienced professionals who are trained to handle these tasks efficiently and effectively to ensure that our customers’ products are stored, handled, and delivered efficiently.

We record all inventory information when customers’ goods arrive at our warehouses. We are able to manage our warehousing network and the goods stored therein efficiently due to our high level of warehouse automation and strong technology capabilities. Our warehouses are equipped with advanced automated storage and retrieval systems for parcels and freight. See “— Warehousing Network.”

We offer a variety of warehouse management and order fulfillment services, primarily including (i) product storage and retrieval, (ii) product packing and labeling, (iii) kitting and repackaging, (iv) order assembly and load consolidation, (v) inventory management and sales forecasting, (vi) third-party distribution coordination, and (vii) other value-added services. Our customers, consisting primarily of e-commerce merchants, outsource warehouse management and order fulfillment to us so that they can focus on running their business via online platforms such as eBay. Specifically, when a U.S. consumer places an order online via such online platforms, the order information will be transmitted to an e-commerce resource planning system (the “ERP system”) used by the customer, which is capable of gathering and consolidating order information from various e-commerce platforms. With our customers’ authorization, such order information is subsequently transmitted to our Armlogi OMS, which is compatible with most of the ERP systems used by our customers, and then to our Armlogi warehouse management system for further processing.

In accordance with the order information, we pick, pack, and arrange for third-party logistics service providers to distribute the merchandise ordered online. See “— Our Suppliers.” Currently, we only provide warehousing services and logistics management services and do not provide distribution services ourselves, as we do not have our own delivery team or networks; rather, deliveries are all handled by third-party logistics service providers, such as FedEx and UPS. For each parcel delivered, these third-party logistics service providers provide tracking numbers, which are transferred to our customers’ ERP systems, so that both our customers and end consumers can track its location at any time.

Below is a graphic that illustrates the primary operational workflow of our warehouse management and order fulfillment services:

Further, we provide value-added logistics services, which primarily include after-sales reverse logistics and specialized packaging. As a result of our comprehensive value-added services, we are able to win new business and strengthen our relationships with existing customers. Specifically, for after-sales reverse logistics services, we provide exchange and return management services, as well as product inspection and refurbishment. With our specialized packaging services, we offer custom or rigid packaging services using premium folding cartons, inserts, and labels. We utilize a wide variety of materials, including paper and paperboard, pressure-sensitive labels, plastic, and foil.

Additionally, we provide facility rental services, allowing customers (primarily our domestic customers) to rent space within our warehouses or other facilities on a short or long-term basis. We provide a cost-effective solution for customers who need additional storage or production space but do not want to invest in their own facilities.

We generate revenue by charging service fees, typically ranging from $3 to $500 for each service, for our warehousing and logistics services, which vary depending on the specific types of services selected by our customers, and are subject to various factors such as the load type, the total number SKUs, weight, volume, storage time, and delivery distance. In addition to the service fees, we also charge our customs delivery fees on behalf of third-party logistics service providers such as FedEx and UPS. Due to our long-term partnerships with third-party logistics service providers, we believe we offer our customers reasonable and affordable transportation rates — owing to the size and volume of packages we send to our collaborative third-party logistics service providers, we are able to consolidate small shipments of goods to achieve lower transportation rates for our customers. We strive to provide our customers with transparency in pricing and a clear understanding of the fees they will be charged for our services, typically (i) ranging from $3 to $75 for a package of services selected by each overseas customer, and (ii) ranging from $800 to $2,500 for a package of services selected by each domestic customer.

Technology and Intellectual Property

We have developed a platform that provides a solution for warehouse and logistics management. The platform primarily includes our Armlogi OMS, which allows our customers to place and track orders, manage their inventory, and receive real-time updates on the status of their shipments.

We developed our Armlogi OMS following a process primarily consisting of the following steps. First, we defined the system’s purpose and features based on our user needs and business objectives, with which we developed a blueprint that included system architecture, data models, and user interfaces. We then wrote codes to develop software components and tested the system for functionality, performance, and security, to ensure compliance with user requirements. We launched our OMS for users on June 2022 and have since been providing ongoing support and maintenance as needed. To protect our Armlogi OMS, we have implemented several security measures, including (i) encrypting sensitive data both in transit and at rest, (ii) controlling user access using role-based access control,

(iii) following secure coding practices to avoid common security vulnerabilities, (iv) conducting regular security audits to identify potential vulnerabilities and ensure compliance with security standards, (v) regularly updating the system, and (vi) implementing robust mechanisms for verifying user identities and granting access to system resources.

We regard our trademark, domain names, trade secrets, and similar intellectual property as critical to our success. We rely on a combination of copyright and trademark law, and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have the following intellectual property rights in the U.S.:

•        one trademark (namely, the trademark “ARMLOGI,” registered with the U.S. Patent and Trademark Office on January 17, 2023);

•        four domain names, including (i) armlogi.com, (ii) armlogi.net, (iii) armlg.com, and (iv) armtk.com; and

•        three software copyrights for our mobile apps, including Armstrong Truck, Armstrong Logistic, Armstrong Logistic Security, respectively.

We have implemented certain measures to protect our intellectual property, including: (i) hiring outside legal counsel to assist in the protection of our intellectual property; and (ii) timely registration and filing with relevant authorities and application of intellectual property rights for our significant technologies and self-developed mobile apps.

Competition

The warehousing and logistics industry in the U.S. is relatively competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. We believe that our ability to compete effectively for customers depends upon many factors, including the quality and variety of services offered in our one-stop overseas warehousing and logistics business, our strong relationships with PRC customers, our excellent 24/7 customer support, the efficiency and agility of our Armlogi OMS, and our ability to recruit and retain talents with industry expertise. We believe that we are well-positioned to effectively compete in the warehousing and logistics industry based on the factors listed above. Some of our current or future competitors, however, may have longer operating histories, greater brand recognition, or greater financial, technical, or marketing resources than we do. For a discussion of risks relating to competition, see “Risk Factors — Economic, Political, and Market Risks — We face competition in the market for warehousing and logistics activities, and we expect competition from existing competitors and other companies that may enter the market or introduce new solutions in the future, which may decrease our net revenue.”

Employees

As of June 30, 2023, we had 122 full-time employees. The following table sets forth the number of our full-time employees as of June 30, 2023:

Function:	Number
Warehousing and Logistics	94
Operations	5
Customer Services	15
Technology	2
Accounting	6
Total	122

We enter into employment contracts, non-disclosure agreements, and confidential information agreements with our full-time employees to establish clear terms and expectations of employment and protect our sensitive and confidential information.

In addition to our full-time employees, we also hired approximately 20 independent contractors as of June 30, 2023. These contract workers serve as our supplemental workforce, primarily responsible for warehouse labor, security and cleaning.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Governmental Regulations

Our industry is subject to regulation and supervision by several governmental authorities.

Operations

We do not believe that current U.S. governmental regulations impose significant economic restraint upon our business operations. A number of U.S. federal, state, and local laws and regulations affect our business, including those relating to our sales, operations, transportation of goods, warehouse maintenance, financing, insurance, and employment practices. The regulatory bodies that regulate our business include, but not limited to, the FMC, the CBP, the DHS, the OSHA, the Consumer Financial Protection Bureau, the DOT. For example, the shipping of goods by sea is regulated by the FMC. Our Company is licensed by the FMC to operate as an OTI. As a licensed OTI, we are required to comply with several regulations, including the filing of our tariffs. Further, the DHS regulations applicable to our customers that import goods into the U.S. and our contracted ocean carriers may impact our ability to provide and/or receive services with and from these parties. Enforcement measures related to violations of these regulations can slow and/or prevent the delivery of shipments, which may negatively impact our operations. We are also licensed as a customs broker by the CBP, nationally and in each U.S. customs district in which we do business. All U.S. customs brokers are required to maintain prescribed records and are subject to periodic audits by CBP. Moreover, the OSHA implements and enforces safety and health regulations in the workplace, which provide standards applicable to both general industry and specific to the warehousing industry, such as standards for, among other things, proper storage of materials, use of material handling equipment, and employee training. Furthermore, as we are involved in the transportation of goods, we must comply with the DOT regulations regarding driver qualifications, vehicle maintenance, and hours of service. Additionally, as with other warehousing and logistics companies, we are required to follow federal and state employment laws, which cover important aspects such as minimum wage, overtime pay, and anti-discrimination policies, among other things. We are also required to comply with local zoning ordinances and building codes, which may specify the permissible locations for our facilities and the safety standards that must be adhered to. We confirm that, as of the date of this prospectus, each of our subsidiaries has obtained a valid business license or permit required for its operations. To the best of our knowledge, we are not obliged to obtain any other approvals, licenses, or permits from any federal, state, or local authorities to conduct our business, nor have we received any notice requesting such approvals, licenses, or permits from these authorities. However, it is uncertain whether we will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving federal or state laws and regulations, and whether we will be able to obtain such approvals, licenses, or permits on a timely basis. Failure to do may results in a material change in our operations, and the value of our common stock could deprecate significantly or become worthless.

Environmental

We are subject to federal, state, and local environmental laws and regulations, such as the National Environmental Policy Act, the Resource Conservation and Recovery Act, the California Environmental Quality Act, and the California Integrated Waste Management Act. These laws and regulations cover a variety of processes, including proper storage, handling and disposal of waste materials, appropriately managing wastewater and stormwater, and communicating the presence of reportable quantities of hazardous materials to local responders. Compliance with these laws and regulations has minimal impact on our business, since our warehouse inventory does not contain reportable quantities of toxic or hazardous materials or liquid waste. We have complied with regulation requirements by properly disposing of foam, plastic, and cardboard packing material, and working with our local waste management services. Moreover, we regularly communicate with our customers to ensure that we are aware of the contents of their goods stored in our warehousing, especially for inventory that is to be disposed of. As of the date of this prospectus, we have not received any inquiry, notice, or sanction regarding non-compliance with any environmental laws or regulations from any federal, state, or local regulatory authority.

Facilities

Our principal executive offices are located in City of Walnut at 20301 East Walnut Drive North, Walnut, California, where we lease office space and a warehouse from DNA Motor pursuant to a sublease agreement, with an area of approximately 350,000 square feet, with a lease term from January 1, 2022 to December 31, 2028, and monthly rent of approximately $370,000.

In addition, Armstrong Logistic, one of our subsidiaries, leases three warehouses in California, including:

•        one at 19545 San Jose Avenue, City of Industry, California 91748, from DNA Motor, a company owned by Jacky Chen, the former chief executive officer of Armstrong Logistic, pursuant to a sublease agreement, with an area of approximately 130,000 square feet, with a lease term from September 1, 2020 to September 30, 2025, and monthly rent of approximately $100,000;

•        one at 18400-18450 Gale Avenue, City of Industry, California 91748, from DNA Motor pursuant to a sublease agreement, with an area of approximately 140,000 square feet, with a lease term from July 1, 2022 to December 31, 2025, and monthly rent of approximately $127,000; and

•        one at 280 Machlin Court, City of Industry, California 91789, from Sun-Yin USA Inc, pursuant to a sublease agreement, with an area of approximately 50,000 square feet, a lease term from March 1, 2023 to February 28, 2025, and monthly rent of approximately $98,000.

Armstrong Logistic also leases one warehouse in Texas:

•        at 645 Independence Parkway, La Porte, Texas 77571, from DNA Motor pursuant to a sublease agreement, with an area of approximately 200,000 square feet, with a lease term of from April 1, 2021 to August 31, 2026, and monthly rent of approximately $80,000.

Armstrong Logistic also leases three warehouses in New Jersey, including:

•        one at 839 Railroad Avenue, Florence, New Jersey 08554, from DNA Motor pursuant to a sublease agreement, with an area of approximately 300,000 square feet, with a lease term from July 1, 2021 to September 30, 2029, and monthly rent of approximately $210,000;

•        one at 801 Bridgeboro Road, Edgewater Park, New Jersey 08010, from L&M Distribution Centers. Inc., pursuant to a lease agreement, with an area of approximately 71,000 square feet, with a lease term from April 1, 2023 to March 31, 2028, and monthly rent of approximately $62,000; and

•        one at 250 Carter Dr, Edison, New Jersey 07090, from Romark Logistics of NJ, LLC. pursuant to a sublease license agreement, with an area of approximately 87,000 square feet, with a lease term from May 1, 2023 to October 31, 2027, and monthly rent of approximately $121,000.

We believe that the offices and warehouses that we currently lease are adequate to meet our needs for the foreseeable future.

Insurance

We maintain workers compensation and employers’ liability insurance for our directors, senior management, and full-time employees in the California offices and eight warehouses. In addition, we maintain auto liability insurance and commercial insurance for self-operated vehicles. We also maintain cargo insurance and warehouse insurance for the warehouses operated and managed by us. We do not maintain directors and officers liability insurance, or general third-party liability insurance. Our management evaluates the adequacy of our insurance coverage from time to time and purchase additional insurance policies as needed. We believe the current insurance coverage we maintain is in line with the industry.

Seasonality

We experience seasonality in our business, mainly correlating to the seasonality patterns associated with the e-commerce and logistics and supply chain industries in the U.S. With our financial year ending on June 30, we typically record a relatively higher revenue in the second and fourth quarters, primarily due to holiday seasons and summer revenue, respectively. We may experience capacity and resource shortages in our warehousing and order fulfillment services during the period such seasonal surge occurs in our business. On the other hand, activity levels across our business lines are typically lower in the first and third quarters of each year, primarily due to relatively weaker consumer spending and decreased availability of delivery personnel and warehouse staff during these periods. As a result, our financial condition and results of operations for future periods may continue to fluctuate, and the trading price of our common stock may fluctuate from time to time, due to seasonality.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)
Aidy Chou	66	Chief Executive Officer, President, Director, and Chairman of the Board of Directors
Zhiliang (Ian) Zhou	29	Chief Financial Officer
Tong Wu	55	Secretary, Treasurer, and Director
Kwong Sang Liu	61	Independent Director Appointee*
Russell Morgan	63	Independent Director Appointee*
Florence Ng	59	Independent Director Appointee*

____________

*        Kwong Sang Liu, Russell Morgan, and Florence Ng have accepted appointments to be our directors, effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Aidy Chou has served as our President and director since February 2023, and our Chief Executive Officer and Chairman of the Board of Directors since April 2023. Mr. Chou also served as our Chief Financial Officer from April 2023 to August 2023. As a co-founder of Armstrong Logistic, Mr. Chou has served as its chief executive officer since July 2022 and its chief financial officer since April 2020, responsible for high-level strategizing and business planning, as well as the company’s overall financial management and internal control. From September 2003 to May 2023, Mr. Chou also established and served as the chief executive office and chief financial officer at Advance Tuner, where he was responsible overseeing the company’s overall financial management and day-to-day operations. With approximately two decades of experience managing multimillion-dollar business operations at Advance Tuner, Mr. Chou has established himself as a skilled finance professional. Mr. Chou received his bachelor’s degree in Economics from National Taiwan University in 1984.

Mr. Zhiliang (Ian) Zhou has served as our Chief Financial Officer since August 2023. Mr. Zhou has over 10 years of experience in the capital markets and financial industry, with a track record of success in leading and executing complex financial transactions. From October 2020 to July 2023, Mr. Zhou served in various capacities, including senior business development associate, vice president of investment banking, and senior vice president of capital markets, at ATIF Holdings Ltd. (Nasdaq: ATIF), where he was responsible for the company’s funding strategies, IPO transactions, and strategic financial operations. From September 2019 to September 2020, Mr. Zhou served as a business development associate at San Manuel Casino, responsible for collaborating with promotion, database, and entertainment departments to coordinate marketing campaigns by targeting different segments of customers. From December 2017 to September 2019, Mr. Zhou co-founded Gnisco International Business Consulting Company, a company providing consulting services to Chinese factories seeking to expand in the U.S., where he was responsible for managing investor relations and global investment strategies. From September 2016 to October 2017, Mr. Zhou served as a corporate finance operation specialist at MGM Resorts International, responsible for the financial management of a portfolio of high-profile integrated resorts. Mr. Zhou received his bachelor’s degree in Hospitality Management from University of Nevada in 2016 and his master’s degree in Hospitality Management from California State Polytechnic University in 2021. Mr. Zhou is currently pursuing an MBA degree with a Finance concentration from the Anderson School of Management at the University of California, Los Angeles.

Mr. Tong Wu has served as our Secretary and director since September 2022, and our Treasurer since February 2023. Mr. Wu has extensive experience in the third-party logistics industry. As a co-founder of Armstrong Logistic, Mr. Wu has served as its chief administrative officer since April 2020, responsible for the management of day-to-day operations and overseeing specific departments such as sales, marketing, and human resources. From March 2018 to April 2020, Mr. Wu served as a self-employed portfolio manager, overseeing a diverse range of investments exceeding $10 million in aggregate. His investment portfolio extended across the U.S., Hong Kong, Brazil, and other countries, encompassing a wide array of assets, including securities, real estate, and business ventures. Mr. Wu received his bachelor’s degree in Economics from Inner Mongolia Open University in 1992 and his MBA degree from University of South Wales in 2022.

Mr. Kwong Sang Liu will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. Since May 1997, Mr. Liu has served as the director and sole proprietor of K.S. Liu & Company, CPA Limited, a certified public accounting firm he founded. With over 20 years of experience as a practicing accountant in Hong Kong, Mr. Liu specializes in providing consulting services related to audit, taxation, and corporate finance. He also currently serves as a non-executive director in a number of Hong Kong and U.S. Stock Exchange listed companies, including abc Multiactive Limited (HKG: 8131), China National Culture Group Ltd. (HKG: 0745), Graphex Group Ltd. (HKG: 6128), and ATIF Holdings Limited (Nasdaq: ATIF). In addition, Mr. Liu is a certified tax advisor and fellow member of the Institute of Chartered Accountants in England and Wales, the Association of Chartered Certified Accountants, the Institute of Financial Accountants of the United Kingdom, the Institute of Certified Public Accountants of Australia, the Institute of Certified Public Accountants of Hong Kong, the Taxation Institute of Hong Kong, and the Society of Registered Financial Planners. Mr. Liu received his bachelor’s degree in Accountancy from the Hong Kong Polytechnic University in 1997 and his Master of Business Administration degree from the University of Lincoln, England in 2002.

Mr. Russell Morgan will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. Mr. Morgan is an experienced financial controller with many years of business experience. Since March 2020, Mr. Morgan has served as a financial controller at Pilot Inc., an auto accessories company, where he is responsible for overseeing accounting, financial reporting, budgeting, forecasting, and financial analysis. From October 2002 to February 2020, Mr. Morgan served as a financial controller at Lynx Grills, Inc., where he was responsible for day-to-day financial supervision, strategic planning, cost savings, and mitigating financial risk. Mr. Morgan is skilled at creatively and methodically detecting, analyzing, researching, and streamlining issues quickly, which has led to the successful optimization of financial framework. This valuable expertise would be of great value in his role as a board member of our Company. Mr. Morgan received his bachelor’s degree in Accounting from California State University, Long Beach in 1986.

Ms. Florence Ng will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. As a legal and financial expert, Ms. Florence Ng is a qualified solicitor in Hong Kong Special Administrative Region, specializing in international cross-border mergers and acquisitions transactions, and corporate commercial matters. Since December 31, 2013, Ms. Ng has served, as an independent non-executive director at China Castson 81 Finance Company Limited, a Hong Kong Stock Exchange listed company (HKG: 0810) that focuses on investing in and operating Internet and financial technology businesses in China. She has also served as an independent non-executive director at Silver Tide Holdings Limited (HKG: 1943) since October 20, 2022. Ms. Ng has also held various senior leadership roles at Mega Matrix Corp (NYSE: MTMT), including executive director (from October 1, 2021 to September 30, 2022), general counsel (from October 1, 2021 to November 1, 2021), vice president of operations and business development (from November 1, 2021 to March 25, 2022), chief operating officer (from March 25, 2022 to September 30, 2022), and consultant since October 1, 2022. Ms. Ng received her bachelor’s degree in Art from San Francisco State University in 1987 and her bachelor’s degree in Law from the University of London in 2006. She also obtained a master’s degree in Law from the City University of Hong Kong with distinction award in 2007, and a Fintech certification from the University of Oxford in 2019.

Family Relationships

There is no family relationship among any directors, executive officers, or persons nominated to become directors or executive officers.

Board Diversity

The composition of our board of directors currently includes three individuals who are diverse under the Nasdaq Listing Rule 5605(f) regarding board diversity, representing gender diversity of 20%, as presented in the below Board Diversity Matrix. Under Nasdaq Listing Rule 5605(f), directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions:

Board Diversity Matrix (as of the Date of this Prospectus)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	3	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Controlled Company

Upon completion of this offering, Mr. Aidy Chou, our Chief Executive Officer and Chairman of the Board of Directors, is expected to beneficially and indirectly own approximately 68.10% of the aggregate voting power of our outstanding common stock shares, assuming the sales of 2,000,000 shares of common stock we are offering, and no exercise of the Representative’s Warrants or the underwriters’ over-allotment option, and thus have the ability to determine all matters requiring approval by our stockholders. As a result, we may be a “controlled company” within the meaning of the Nasdaq listing rules. If we are a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act.”

Leadership Structure and Risk Oversight

Currently, Mr. Aidy Chou serves as our Chief Executive Officer and Chairman of the Board of Directors. The board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as our board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors.

Our board of directors actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The committees of the board of directors will assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee will assist the board of directors with its oversight of the Company’s major financial risk exposure. The compensation committee will assist the board of directors with its oversight of risks arising from the Company’s compensation policies and programs. The nominating and corporate governance committee will assist the board of directors with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee will be responsible for evaluating certain risks and overseeing the management of those risks, the entire board of directors will continue to be regularly informed about the risks.

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Kwong Sang Liu, Russell Morgan, and Florence Ng. Russell Morgan will be the chairperson of our audit committee. We have determined that Kwong Sang Liu, Russell Morgan, and Florence Ng will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Exchange Act. Our board has also determined that Russell Morgan qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Kwong Sang Liu, Russell Morgan, and Florence Ng. Russell Morgan will be the chairperson of our compensation committee. We have determined that Kwong Sang Liu, Russell Morgan, and Florence Ng will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension, and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Kwong Sang Liu, Russell Morgan, and Florence Ng. Russell Morgan will be the chairperson of our nominating and corporate governance committee. We have determined that Kwong Sang Liu, Russell Morgan, and Florence Ng will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is filed as Exhibit 14.1 of the registration statement of which this prospectus forms a part and applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth, for the fiscal years ended June 30, 2023 and 2022, the dollar value of all cash and noncash compensation earned by any person that was our principal executive officer (“PEO”) during the last fiscal year and the two most highly compensated individuals other than our PEO who were serving as executive officers during the last fiscal year.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plane Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Totals ($)
Aidy Chou,	2023	—	—	—	—	—	—	—	—
CEO and Chairman of the board	2022	—	—	—	—	—	—	—	—
Tong Wu	2023	96,000	—	—	—	—	—	—	96,000
Secretary and Director	2022	96,000	—	—	—	—	—	—	96,000

____________

Notes:

(1)      The second most highly compensated executive officer other than our PEO has a total compensation that does not exceed $100,000, and have therefore been omitted from this table.

(2)      Including the cost of health insurance coverage and benefits paid for by us for each named executive officer that is not reimbursed.

Employment Agreements with Named Executive Officers

Armstrong Logistic, our wholly-owned subsidiary, has entered into executive agreements with Aidy Chou, its chief executive officer, and Tong Wu, its chief administrative officer. A summary of the terms of each of these executive agreements is set forth below. Currently, the annual compensation of each of the executive officers is fixed by the board of directors. The named executive officers are also entitled to participate in the Company’s benefit plans, which benefits are generally available to all full-time employees.

Executive Employment Agreement with Aidy Chou

On January 1, 2022, Armstrong Logistic entered into an employment agreement with Aidy Chou. Pursuant to this employment agreement, effective January 1, 2022, Mr. Chou has served as the chief executive officer of Armstrong Logistic, responsible for overseeing the administrative operations of the company, managing staff, and ensuring compliance with all relevant and regulations. Pursuant to the agreement, Mr. Chou is entitled to all benefits provided by the company as specified in its employee handbooks, including health insurance, retirement plan, vacation days, sick days, and other employment benefits, and his annual base salary is set at $0. The agreement is on an at-will basis and does not include a fixed term, meaning that either Mr. Chou or Armstrong Logistic may terminate the employment relationship at any time, with or without cause or prior notice.

Executive Employment Agreement with Zhiliang (Ian) Zhou

On August 1, 2023, Armstrong Logistic entered into an employment agreement with Zhiliang (Ian) Zhou. Pursuant to his employment agreement, Mr. Zhou serves as the chief financial officer of Armstrong Logistic, effective August 1, 2023, responsible for overseeing monthly financial reporting, cash flow projections, and regulatory filings. As consideration for his services, Mr. Zhou is entitled to (i) a base salary of $120,000 per year and (ii) participate in the company’s benefit plans, including health insurance plan, vacation days, and sick days. The employment agreement may be automatically terminated at the company’s sole discretion, (i) upon 15 days’ prior written notice to Mr. Zhou, if Armstrong Logistic terminates Mr. Zhou’s employment thereunder without “cause,” and (ii) upon two days’ prior written notice to Mr. Zhou if the company terminates Mr. Zhou’s employment for “cause.” For purposes of the agreement, “cause” shall include (i) Mr. Zhou’s willful malfeasance, misfeasance, nonfeasance, or gross negligence in connection with the performance of his duties (excluding any exercise of business judgment in good faith), (ii) any willful misrepresentation or concealment of a material fact made by Mr. Zhou in connection with the employment agreement; or (iii) any willful breach of any material covenant made by Mr. Zhou under the employment agreement.

Executive Employment Agreement with Tong Wu

On January 1, 2022, Armstrong Logistic entered into an employment agreement with Tong Wu. Pursuant to this employment agreement, effective January 1, 2022, Mr. Wu has served as the chief administrative officer of Armstrong Logistic, responsible for the management of day-to-day operations and overseeing specific departments, such as sales, marketing, and human resources. According to the agreement, Mr. Wu is entitled to (i) an annual salary of $96,000 and (ii) all benefits provided by the company as specified in its employee handbooks, including health insurance, retirement plan, vacation days, sick days, and other employment benefits. The agreement is on an at-will basis and does not include a fixed term, meaning that either Mr. Wu or Armstrong Logistic may terminate the employment relationship at any time, with or without cause or prior notice.

Outstanding Equity Awards at the Fiscal Year-End

Our named executive officers have not held any equity awards as of the date of this prospectus.

Compensation of Directors

Our Company has not yet implemented a formal compensation plan for our directors but plans to do so prior to the completion of this offering.

Insider Participation Concerning Executive Compensation

Our Chief Executive Officer and Chairman of the Board of Directors, Mr. Aidy Chou, has been making all determinations regarding executive officer compensation from the inception of our Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of the common stock offered in this offering for:

•        each of our directors and named executive officers; and

•        each person known to us to own beneficially more than 5% of our common stock.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 40,000,000 shares of common stock outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 42,000,000 shares of common stock outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 42,300,000 shares of common stock outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full.

Information with respect to beneficial ownership has been furnished by each director, named executive officer, or beneficial owner of 5% or more of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by persons listed below and the percentage ownership of such persons, shares of common stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are outstanding, but are not outstanding for computing the percentage ownership of any other person.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering (Over-allotment option not exercised)		Common Stock Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Named Executive Officers(1):
Aidy Chou(2)	28,600,000	71.50%	28,600,000	68.10%	28,600,000	67.61%
Zhiliang (Ian) Zhou	—	—	—	—	—	—
Tong Wu(3)	4,300,000	10.75%	4,300,000	10.24%	4,300,000	10.17%
Kwong Sang Liu	—	—	—	—	—	—
Russell Morgan	—	—	—	—	—	—
Florence Ng	—	—	—	—	—	—
All directors and named executive officers as a group (six individuals):	32,900,000	82.25%	32,900,000	78.34%	32,900,000	77.78%
5% Stockholders(4):
—	—	—	—	—	—	—

____________

Notes:

(1)      Unless otherwise indicated, the business address of each of the individuals is 20301 East Walnut Drive North, Walnut, California 91789.

(2)      Represents 28,600,000 shares of our common stock held by Aidy Chou as of the date of this prospectus.

(3)      Represents 4,300,000 shares of our common stock held by Tong Wu as of the date of this prospectus.

(4)      The Company does not have any other stockholders, except Aidy Chou and Tong Wu, who hold at least 5% of the equity interests in the Company as of the date of this prospectus.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Name of related parties	Relationship with our Company
Jacky Chen	Former chief executive officer of our significant operating subsidiary, Armstrong Logistic (from January 1, 2021 to December 31, 2021)
Aidy Chou	Chief Executive Officer and substantial stockholder
Tong Wu	Secretary, Treasurer, director, and substantial stockholder
DNA Motor	A company wholly owned by Jacky Chen
Junchu Inc.	A company wholly owned by Tong Wu

Our related party balances as of June 30, 2023 and 2022 and transactions for the fiscal years ended June 30, 2023 and 2022 are identified as follows:

Related Party Transactions

We had the following related party transactions:

(i)     During the fiscal year ended June 30, 2023, our related parties, Jacky Chen, Aidy Chou, and Tong Wu, advanced an aggregate of $351,909 (2022: $2,855,142) to support our working capital needs.

(ii)    DNA Motor is the landlord of five of our operating leases. The aggregate lease liability associated with these operating leases as of June 30, 2023 was $39,942,748. See “Note 6 — Leases” in the notes to our consolidated financial statements.

(iii)   During the fiscal year ended June 30, 2023, we generated revenue of $826,604 (2022: $468,681) for providing logistic and customs brokerage services to DNA Motor. During the fiscal year ended June 30, 2023, we generated other income of nil (2022: $39,440) for rental expenses waived by DNA Motor.

(iv)    During the year ended June 30, 2023, we incurred costs of sales and operating expenses that totaled $1,211,613 (2022: $51,261) for warehouse supplies, office suppliers and freight services provided by DNA Motor.

(v)    On October 14, 2022, we entered into a loan agreement with Junchu Inc, a company wholly owned by Tong Wu, for a principle of $500,000 to retain Tong Wu as our talent. The loan has a two-year term, matures on October 14, 2024, and bears interest at the rate of 3.2% annually. As of June 30, 2023, there was a balance of $511,353, including accrued interest income of $11,353, owned by the related party. The loan was fully repaid in July 2023.

Due from related party balance

Our balances due from related parties as of June 30, 2023 and 2022 were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Junchu Inc.	511,353	—
Total	511,353	—

The due from related party balances as of June 30, 2023 and 2022 were unsecured, bear interest at a rate of 3.2%, and are due on demand.

Due to related party balance

Our balances due to related parties as of June 30, 2023 and 2022 were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Aidy Chou	—	1,187,904
Tong Wu	184,671	1,500,000
Jacky Chen	167,238	167,238
Total	351,909	2,855,142

The due to related party balances as of June 30, 2023 and 2022 were unsecured, interest-free, and are due on demand.

Employment Agreements

See “Executive and Director Compensation — Employment Agreements with Our Named Executive Officers.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary only and not meant to be complete, but is subject to and qualified in its entirety by our amended and restated articles of incorporation and bylaws, as amended from time to time, and by the provisions of the applicable Nevada law. Reference is made to our amended and restated articles of incorporation, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share. As of the date of this prospectus, there are 40,000,000 shares of common stock issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

•        Governing Documents.    Holders of shares of our common stock have the rights set forth in our amended and restated articles of incorporation and bylaws, and applicable Nevada law;

•        Dividend Rights and Distributions.    The holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose;

•        Ranking.    Our common stock ranks junior with respect to dividend rights and rights upon our liquidation, dissolution, or winding up to all other securities and indebtedness. In the event of liquidation, dissolution, or winding up, the holders of our common stock would be entitled to share equally on a per share basis, after payment or provision for payment of all our debts and liabilities, all of our remaining assets available for distribution;

•        Conversion Rights.    Our common stock is not convertible into any other shares of our capital stock;

•        Voting Rights.    Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock do not have cumulative voting rights;

•        Preemptive Rights.    The holders of our common stock have no preemptive rights; and

•        Redemption.    We have no obligation or right to redeem our common stock.

Warrants and Options

We have not issued any warrants to purchase or options exercisable for our capital stock.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•        the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•        if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (iii) 10% or more of the earning power or net income of the corporation, and (iv) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the ticker symbol “BTOC.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Transfer Agent

The transfer agent of our common stock is Transhare Corporation. Its address is Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital. Upon completion of this offering, we will have outstanding shares of common stock held by public stockholders representing approximately 4.76% of our common stock in issue if the underwriters do not exercise their over-allotment option, and approximately 4.73% of our common stock in issue if the underwriters exercise their over-allotment option in full. All of the common stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Arrangements

See “Underwriting — Lock-up Agreements.”

Rule 144

All of the shares of our common stock outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares of common stock were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

•        1% of the number of shares of common stock then outstanding, which will equal approximately 420,000 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of our common stock on the Nasdaq Capital Market or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases shares of our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNDERWRITING

Prime Number Capital LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Ordinary Shares
Prime Number Capital LLC	[•]
Total	[•]

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to additional shares of our common stock at a public offering price of $[•] per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the effective date of the registration statement of which this prospectus forms a part solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Underwriting Discounts and Expenses

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

____________

(1)      Represents an underwriting discount equal to 7.5% per share.

We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) all filing fees and communication expenses relating to the registration of the shares of our common stock to be sold in this offering with the SEC; (ii) all filing fees and expenses associated with the review of this offering by FINRA; (iii) all fees and expenses relating to the listing of our common stock on such stock exchanges as we and the Representative together determine; (iv) all fees, expenses and disbursements relating to background checks of our officers and directors; (v) all fees, expenses, and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the Representative may reasonably designate; (vi) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of such shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any “blue sky” surveys, and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire, and power of attorney), registration statement, prospectus, and all amendments, supplements, and exhibits thereto and as many preliminary and final prospectus as the Representative may reasonably deem necessary; (viii) the costs of preparing, printing, and delivering certificates representing such shares; (ix) fees and expenses of the transfer agent for such shares; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from our Company to the Representative; (xi) the fees and expenses of our accountants; (xii) the fees and expenses of our legal counsel and other agents and representatives; (xiii) the costs associated with bound volumes of the public offering materials, each of which our Company or our designee will provide within a reasonable time after the closing of this offering in such quantities as Representative may reasonably requests; and (xiv) the reasonable costs of our Company for “road show” meetings and the preparation of a power point presentation; provided that the actual accountable expenses of the Representative shall not exceed $200,000.

We paid an expense deposit of $25,000 to the Representative, upon the execution of letter of engagement between us and the Representative for the Representative’s anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $988,740, including a maximum aggregate reimbursement of $200,000 of Representative’s accountable expenses.

In addition, during the engagement period of the Representative, we agree that we will not, directly or indirectly, offer any securities or solicit an offer to purchase any securities, or otherwise contact or enter into a discussion with any other party in connection with structuring, issuance, sale, arrangement, offering, or purchase of securities, other than through the Representative. Further, during the term of the engagement period, we agree not to permit any affiliates, advisors, or representatives of our Company to engage any other party to perform any services or act in any capacity for which the Representative has been engaged with respect to any potential private and/or public offering, without prior written consent of the Representative.

Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase up to 115,000 shares of common stock equal to 5% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. The Representative’s Warrants have an initial exercise date beginning from six months following the date of commencement of sales of this offering.

The Representative’s Warrants will have an exercise price per share equal to 125.0% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable during the five-year period from the commencement of sales of this offering. The Representative’s Warrants and the common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the common stock underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants and unlimited “piggyback” registration rights. Upon written demand of the holders of at least 51% of the Representative’s Warrants, we have agreed to register, on one occasion, all or any portion of the shares underlying the Representative’s Warrants (the “Warrant Shares”). On such occasion, we will file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) covering the Warrant Shares within 60 days after receipt of such demand notice, and will use our reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission. We will bear all fees and expenses associated with the registration of the Warrant Shares, but the holders of the Representative’s Warrants will pay any and all underwriting commissions. The holders of the Representative’s Warrants are entitled to a demand registration on only one occasion and such demand registration right terminates on the fifth anniversary of the date of the Underwriting Agreement in accordance with FINRA Rules 5110(g)(8)(B) and 5110(g)(8)(C). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of stock dividends, stock splits, and recapitalization, or other structural transaction to prevent mechanical dilution. The piggyback registration right provided will not be greater than seven (7) years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities pursuant to “piggyback” but the Representative (or the holders thereof) will pay any and all underwriting commissions and the expenses of any legal counsel selected by the holders to represent them in connection with the sale of the securities. In the event of such a proposed registration, we will furnish the then holders of outstanding registrable securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the holders will continue to be given for each registration statement filed by us during the two (2) year period following the initial exercise date until such time as all of the registrable securities have been sold by the holder. The holders of the registrable securities will exercise the “piggy-back” rights by giving written notice within ten (10) days of the receipt of our notice of our intention to file a registration statement.

Participation in Future Offerings

If within the 12-month period following consummation of the this offering, our Company or any of our subsidiaries (i) decides to finance or refinance any indebtedness using a manager or agent, the Representative (or any affiliate designated by the Representative) will have the right to act as the sole investment banker, sole book-runner, sole placement agent, and/or sole advisor with respect to such financing or refinancing; or (ii) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) will have the right to act as exclusive financial advisor, sole investment banker, sole book-runner, and/or sole placement agent for such financing, or public or private equity, equity-linked, or debt offering.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “BTOC.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We have agreed not to, for a period of 180 days from the date of this prospectus, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (excluding, however, the issuance of any shares of our common stock or other equity awards pursuant to our executive compensation or employee benefit plan), without the prior written consent of the Representative.

Furthermore, each of our directors and executive officers and our principal stockholders (5% or more stockholders) has also agreed to enter into a similar lock-up agreement for a period of six months from the date of this prospectus, subject to certain exceptions, with respect to our common stock and securities that are substantially similar to our common stock.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of our common stock, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under option to purchase additional shares of common stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing common stock in the open market. In determining the source of common stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriters may also sell common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because such underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase our common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•        to legal entities which are qualified investors as defined under the Prospectus Regulation;

•        by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common stock offered in this offering will be passed upon for us also by Hunter Taubman Fischer & Li LLC. Carter Ledyard & Milburn LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended June 30, 2023 and 2022, included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ZH CPA, LLC is located at 1600 Broadway, Suite 1600, Denver, Colorado, 80202.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the common stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our common stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Upon the completion of our initial public offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ARMLOGI HOLDING CORP. AND SUBSIDIRIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Armlogi Holding Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Armlogi Holding Corp. and its subsidiaries (the “Company”) as of June 30, 2023 and 2022, and the related consolidated statement of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2023, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC
We have served as the Company’s auditor since 2022.
Denver, Colorado
November 9, 2023

ARMLOGI HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 and 2022
(US$, except share data, or otherwise noted)

	June 30, 2023	June 30, 2022
	US$	US$
Assets
Current Assets
Cash	6,558,099	2,248,760
Accounts receivable, net	17,396,421	9,520,972
Other current assets	1,642,346	265,790
Deferred issuance costs	1,304,712	150,000
Prepaid expenses	796,904	399,510
Loan receivable	2,449,956	—
Total current assets	30,148,438	12,585,032
Non-current assets
Due from related parties	511,353	—
Property and equipment, net	7,629,117	6,059,908
Intangible assets, net	128,027	104,693
Right-of-use assets – operating leases	49,659,047	41,759,649
Right-of-use assets – finance leases	478,984	542,873
Total assets	88,554,966	61,052,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities
Accounts payable and accrued liabilities	8,470,166	4,713,691
Income taxes payable	2,654,695	371,270
Due to related parties	351,909	2,855,142
Accrued payroll liabilities	263,356	129,240
Operating lease liabilities – current	12,111,309	7,572,697
Finance lease liabilities – current	198,448	175,140
Advance from customers	424,182	—
Total current liabilities	24,474,065	15,817,180
Non-current liabilities
Operating lease liabilities – non-current	37,741,370	33,958,879
Finance lease liabilities – non-current	290,795	352,220
Deferred income tax liabilities	735,122	354,600
Total liabilities	63,241,352	50,482,879

Commitments and contingencies
Stockholders’ equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 40,000,000 issued and outstanding as of June 30, 2023 and 2022, respectively	400	400
Additional paid-in capital	8,985,007	8,162,207
Retained earnings	16,328,207	2,406,669
Total stockholders’ equity	25,313,614	10,569,276
Total liabilities and stockholders’ equity	88,554,966	61,052,155

The accompanying notes form an integral part of these consolidated financial statements.

ARMLOGI HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2023 AND 2022
(US$, except share data, or otherwise noted)

	For The Year Ended June 30, 2023	For The Year Ended June 30, 2022
	US$	US$
Revenue	135,044,436	56,030,258
Costs of sales	109,310,993	49,701,008
Gross profit	25,733,443	6,329,250

Operating costs and expenses:
General and administrative	7,799,116	4,077,765
Total operating costs and expenses	7,799,116	4,077,765

Income from operations	17,934,327	2,251,485

Other (income) expenses:
Other income	(1,408,634)	(698,638)
Finance costs	60,419	37,140
Loss on disposal of assets	—	90,580
Total other (income) expenses	(1,348,215)	(570,918)

Income before provision for income taxes	19,282,542	2,822,403

Current income tax expense	4,980,481	486,709
Deferred income tax expense	380,523	354,600
Total income tax expenses	5,361,004	841,309
Net income	13,921,538	1,981,094
Total comprehensive income	13,921,538	1,981,094

Basic & diluted earnings per share	0.35	0.05
Weighted average number of shares of common stock-basic and diluted	40,000,000	40,000,000

The accompanying notes form an integral part of these consolidated financial statements.

ARMLOGI HOLDING CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2023 AND 2022
(US$, except share data, or otherwise noted)

	Common Stock	Amount	Additional paid-in capital	Retained earnings	Total equity
Balance as of June 30, 2021	40,000,000	400	7,078,832	425,575	7,504,807
Net income	—	—	—	1,981,094	1,981,094
Stockholder contributions	—	—	1,083,375	—	1,083,375
Balance as of June 30, 2022	40,000,000	400	8,162,207	2,406,669	10,569,276
Net income	—	—	—	13,921,538	13,921,538
Stockholder contributions	—	—	822,800	—	822,800
Balance as of June 30, 2023	40,000,000	400	8,985,007	16,328,207	25,313,614

The accompanying notes form an integral part of these consolidated financial statements.

ARMLOGI HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2023 AND 2022
(US$, except share data, or otherwise noted)

	For The Year Ended June 30, 2023	For The Year Ended June 30, 2022
	US$	US$
Cash Flows from Operating Activities:
Net income	13,921,538	1,981,094
Adjustments for items not affecting cash:
Depreciation	1,284,939	810,198
Amortization	30,607	20,386
Change of non-cash operating leases	421,705	(228,073)
Net loss from disposal of fixed assets	18,828	—
Credit loss	579,290	—
Accretion of finance lease liabilities	60,419	37,140
Deferred income taxes	380,522	354,600
Changes in operating assets and liabilities
Accounts receivable	(8,454,740)	(6,558,313)
Other current assets	(1,376,556)	(2,155)
Prepaid expenses	(397,395)	(24,724)
Accounts payable & accrued liabilities	2,492,526	3,872,655
Advance from customers	424,182	—
Income tax payable	2,283,425	282,457
Accrued payroll liabilities	134,117	(2,407)
Net cash provided from (used in) operating activities	11,803,407	542,858

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,812,177)	(3,884,728)
Purchase of intangible assets	(53,940)	(76,361)
Loan receivable	(2,449,956)	—
Net cash used in investing activities	(4,316,073)	(3,961,089)

Cash Flows from Financing Activities:
Net proceeds borrowed from (repaid to) related parties	(2,503,233)	2,855,143
Advanced or lent to related parties	(511,353)	—
Repayments of finance lease liabilities	(208,497)	(147,600)
Deferred issuance costs for initial public offering	(427,712)	(150,000)
Capital contributions from stockholders	472,800	1,083,375
Net cash provided by (used in) financing activities	(3,177,995)	3,640,918

Net increase/(decrease) in cash, cash equivalents and restricted cash	4,309,339	222,687
Cash and cash equivalents, beginning of year	2,248,760	2,026,073
Cash and cash equivalents, end of year	6,558,099	2,248,760

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Income taxes paid	(2,697,056)	(279,064)
NON-CASH TRANSACTIONS:
Right-of-use assets acquired in exchange for operating lease liabilities	15,303,391	41,759,649
Right-of-use assets acquired in exchange for finance lease liabilities	109,961	542,873
IPO expenses paid by shareholders	350,000	—

The accompanying notes form an integral part of these consolidated financial statements.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

Armlogi Holding Corp. and its consolidated subsidiaries (the “Company”) operate as a third-party logistics company, providing multi-model transportation and logistics services primarily in the United States.

The Company’s primary transportation services involve arranging shipments, on behalf of its customers, of materials that are generally larger than shipments handled by integrated carriers of primarily small parcels, such as FedEx, Trucking, and UPS, including arranging and monitoring all aspects of material flow activity utilizing advanced information technology systems. The Company also provides other value-added logistics services, including warehousing services, materials management and distribution services, and customs house brokerage services, to complement its core transportation service offering.

2. Summary of significant accounting policies

Principal of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

	Principal activities	Percentage of ownership	Date of incorporation	Place of incorporation
Armlogi Holding Corp.	Holding company	—	September 27, 2022	Nevada, U.S.
Armstrong Logistic Inc.	Logistic services	100%	April 16, 2020	California, U.S.
Armlogi Truck Dispatching LLC	Truck dispatching services	100%	February 26, 2021	California, U.S.
Andtech Trucking LLC	Trucking services	100%	May 7, 2021	California, U.S.
Armlogi Trucking LLC	Trucking services	100%	March 25, 2021	California, U.S.
Andtech Customs Broker LLC	Customs house brokerage services	100%	June 8, 2021	California, U.S.
Armlogi Group LLC	Leasing services	100%	October 19, 2021	California, U.S.

Reorganization

On October 7, 2022, the Company engaged in a corporate reorganization to roll six controlled entities (refer to the table above) into the Company through a series of share exchange arrangements. The Company issued 40,000,000 ordinary shares to exchange for all the outstanding shares of Armstrong Logistic Inc. held by the Company’s shareholders. During the years presented in these consolidated financial statements, the controls of the six entities have never changed, since they have always been under the control of the Company’s founders and substantial stockholders, Aidy Chou and Tong Wu. As of June 30, 2022, Aidy Chou and Tong Wu held 87.5% and 12.5%, respectively, of the equity interests in Armstrong Logistic Inc., which owns 100% of all other five subsidiaries. As of June 30, 2021, Aidy Chou and Tong Wu also held 87.5% and 12.5%, respectively, of the equity interests in Armstrong Logistic Inc. (in particular, of the 87.5% of equity interests held by Aidy Chou as of June 30, 2021, 75% of Armstrong Logistic Inc.’s equity interests were held by a nominee shareholder, who is a relative of Aidy Chou, through a shareholding proxy agreement between Aidy Chou and the nominee shareholder). Accordingly, these transactions have been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structures of the six controlled entities have been retrospectively presented in prior periods as if such structures existed at that time and in accordance with ASC 805-50-45-5. Since the six controlled entities were under common control for the years ended June 30, 2023 and 2022, the results of the subsidiaries are included in the consolidated financial statements for both periods.

Use of estimates

The preparation of financial statements and related disclosures in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. There were no critical accounting estimates affecting the consolidated financial statements for the years ended June 30, 2023 and 2022.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use.

Certain risks and concentration

The Company’s financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, receivables, loan receivable and other current assets. As of June 30, 2023 and 2022, substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in the U.S., which management considers to be of high credit quality.

During the year ended June 30, 2023, the Company’s top five customers accounted for approximately 22.5%, 14.5%, 9.2%, 8.1%, and 7.7% of the total revenue, respectively. During the year ended June 30, 2022, the five customers accounted for 30.0%, 27.3%, 9.4%, 7.5%, and 4.4% of the total revenue, respectively. During the year ended June 30, 2023, the Company’s top five suppliers collectively accounted for 69% (2022: 68%) of its total purchases. One supplier accounted for approximately 62% and 63% of the total purchases during the years ended June 30, 2023 and 2022 and no other suppliers accounted for more than 10% of the total purchases over the same period.

As of June 30, 2023 and 2022, the largest three accounts receivable balances from customers accounted for 41% and 56% of the total balance of accounts receivable, respectively.

Accounts receivable

The Company’s receivables are recorded when billed and represent amounts owed by third-party customers. The carrying value of the Company’s receivables, net of the expected credit loss, represents their estimated net realizable value. The Company evaluates the expected credit loss of accounts receivable on a loss rate method based on historical information adjusted for current conditions and future estimated economic performance. The Company’s credit term generally extended to 3-30 days. If there is a partnership between the Company and approval from the board, the credit term can extend to 180 days.

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The estimated annual deprecation rates of these assets are generally as follows:

Category	Depreciation method	Depreciation rate
Furniture and fixtures	Straight-line	7 years
Auto & trucks	Straight-line	5 – 8 years
Trailers & truck chassis	Straight-line	15 – 17 years
Machinery & equipment	Straight-line	2 – 7 years
Leasehold improvements	Straight-line	Shorter of lease term or 15 years

Expenditures for maintenance and repairs are expensed as incurred. Gains and losses on disposals are the differences between net sales proceeds and carrying amounts of the relevant assets and are recognized in the consolidated statements of operations and comprehensive income.

Long-Lived Assets

Long-lived assets, such as property and equipment, and definite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company compares the undiscounted expected future cash flows to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

impairment charge is recognized to the extent the carrying amount of the asset or asset group exceeds the fair value. Fair values of long-lived assets are determined through various techniques, such as applying probability weighted, expected present value calculations to the estimated future cash flows using assumptions a market participant would utilize or through the use of a third-party independent appraiser or valuation specialist. No impairment losses of long-lived assets were recorded during the years ended June 30, 2023 and 2022.

Intangible assets consist of software and security systems, which are amortized using the straight-line method over five to seven years.

Revenue recognition

The Company provides one-stop logistic services. The Company’s revenue is primarily from transportation services, which include the arrangement of freight services. The Company generates its transportation services revenue by purchasing transportation from direct carriers and reselling those services to its customers.

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed-upon transaction price exists. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event. The Company’s transportation transactions provide for the arrangement of the movement of freight to a customer’s destination. The transportation services that are provided to the customer, including certain ancillary services, such as loading/unloading, freight insurance, and customs clearance, represent a single performance obligation, as these promises are not distinct in the context of the contract. This performance obligation is satisfied over time and recognized in revenue upon the transfer of control of the services over the requisite transit period as the customer’s goods move from origin to destination. The Company determines the period to recognize revenue in transit based on the departure date and the delivery date. Determination of the transit period and the percentage of completion of the shipment as of the reporting date will affect the timing of revenue recognition. The Company has determined that revenue recognition over the transit period provides a reasonable estimate of the transfer of services to its customers as it depicts the pattern of the Company’s performance under the contracts with its customers.

The Company also provides warehousing services for its customers. These warehousing service contracts include two performance obligations: i) inventory management and order fulfilment and ii) storage services. The Company’s performance obligation for inventory management and order fulfilment is satisfied at a point in time as services are generally priced based on the number of items processed and handled. The benefits are consumed by the customers at the point in time when such specific services are performed by the Company. Performance of such services generally takes less than one day to process. The performance obligation for storage services is satisfied over time as the storage service is based on a term period and the customers simultaneously receive and consume the services provided by the Company as they are performed. The transaction price for the warehousing services is based on the consideration specified in the contract with the customer and contains fixed and variable consideration. In general, the fixed consideration component of a contract represents reimbursement for facility and equipment costs incurred to satisfy the performance obligation and is recognized on a straight-line basis over the term of the contract. The variable consideration component is comprised of cost reimbursement per unit pricing for time and pricing for materials used and is determined based on cost plus a mark-up for hours of services provided and materials used and is recognized based on the level of activity volume.

Other services include primarily customs house brokerage services sold on a stand-alone basis as a single performance obligation. The Company recognizes revenue from this performance obligation at a point in time, which is the completion of the services. Duties and taxes collected from the customer and paid to the customs agent on behalf of the customers are excluded from revenue.

The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process, and assuming the risk of loss for delivery and collection. Such transportation services revenue is presented on a gross basis in the consolidated statements of comprehensive income.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

A summary of the Company’s revenue disaggregated by major service lines are as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Transportation services	97,072,485	40,445,079
Warehousing services	37,304,824	15,218,801
Other services	667,127	366,378
Total	135,044,436	56,030,258

Practical Expedients

The Company has elected to not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied as of the end of the period, as the Company’s contracts with its transportation customers have an expected duration of one year or less.

For the performance obligation to transfer warehousing services in contracts with customers, revenue is recognized in the amount for which the Company has the right to invoice the customer, as this amount corresponds directly with the value provided to the customer for the Company’s performance completed to date.

The Company also applies the practical expedient that permits the recognition of employee sales commissions related to transportation services as an expense when incurred, since the amortization period of such costs is less than one year. These costs are included in the consolidated statements of comprehensive income.

Leases

The Company adopted ASC 842 — Leases for its fiscal year beginning on July 1, 2021. There were some insignificant forklift finance leases subject to ASC 842 upon the adoption of the new standard. Since these forklift finance leases are classified as finance leases under ASC 842 and were also previously classified as finance leases under the legacy ASC 840, the adoption of the ASC 842 did not result in material adjustments to these finance leases compared to ASC 840.

The Company determines if an arrangement is a lease at inception. Leases are classified as either operating leases or finance leases pursuant to ASC 842.

i)       Operating leases

Operating leases are recognized as ROU assets in non-current assets and lease liabilities in current and non-current liabilities in the consolidated balance sheets if the initial lease term is greater than 12 months. For leases with an initial term of 12 months or less, the Company recognizes those lease payments on a straight-line basis over the lease term.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. Lease expenses for lease payments are recognized on a straight-line basis over the lease term and are included in general and administrative expenses.

ii)      Finance leases

Finance lease ROU assets are included in ROU and current lease liabilities, and other non-current lease liabilities in the consolidated balance sheets.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

Finance lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. Finance lease ROU assets are generally amortized over the lease term and are included in depreciation expenses. The interest on the finance lease liabilities is included in interest expense.

Annually, the Company performs an impairment analysis on ROU assets, and as of June 30, 2023, there was no material impairment to ROU assets.

The Company has elected the accounting policy to account for leases with both lease and non-lease components as a single lease component. For leases with an initial term of 12 months or less, the Company elected the exemption from recording ROU assets and lease liabilities for all leases that qualify, and records rent expenses on a straight-line basis over the lease term. Expenses for these short-term leases for the fiscal years ended June 30, 2023 and 2022 were immaterial.

Taxation

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income, including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense. The Company did not have any unrecognized tax benefits as of June 30, 2023 and 2022.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings per share of commons stock is computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per share is computed by dividing net income allocable to common stockholders by the weighted average number of shares outstanding, plus the number of additional shares that would have been outstanding if the potential shares, such as restricted stock awards and stock options, had been issued and were considered dilutive.

Segment Reporting

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the guidance provided by ASC Topic 280, management has determined that the Company operates in one segment and consists of one reporting unit given the similarities in economic characteristics between its operations and the common nature of its services and customers. All the Company’s business activities for the years ended June 30, 2023 and 2022 were conducted in the U.S.

Fair value measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.
Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, loan receivable, other current assets, due from related parties, accounts payable and accrued liabilities, income tax payable, due to related parties, and lease liabilities. The carrying amounts of cash and cash equivalents, accounts receivable, loan receivable, other current assets, due from related parties, accounts payable and accrued liabilities and income tax payable, due to related parties, and short-term lease liabilities approximate their fair values due to the short-term nature of these instruments. The carrying value of the Company’s long-term lease liabilities would not differ significantly from fair value (based on Level 2 inputs) if recalculated based on current interest rates.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of June 30, 2023 and 2022.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of significant accounting policies (cont.)

Costs of sales

Costs of sales primarily consist of amortization and depreciation, equipment lease and warehouse lease expenses, freight expenses, port handling and customs fees, salary and benefits, temporary labor expenses, warehouse expenses, utilities and other expenses.

General and administrative expenses

General and administrative expenses primarily consist of depreciation, office expenses, professional fees, rental expenses, repairs and maintenance, salary and benefits, sundry costs, vehicle expenses, tax and licenses, credit loss expenses, and other expenses.

Recently issued accounting standards

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

3. Accounts Receivable, Net

Accounts receivable, net consisted of the following:

	June 30, 2023	June 30, 2022
	US$	US$
Accounts receivable – third parties	17,780,426	9,608,213
Accounts receivable – related parties	282,526	—
Total accounts receivable, gross	18,062,952	9,608,213
Less: allowance for credit loss	(666,531)	(87,241)
Total	17,396,421	9,520,972

The movement of allowance for credit loss for the years ended June 30, 2023 and 2022:

	June 30, 2023	June 30, 2022
	US$	US$
Balance as of beginning	87,241	—
Additional provision	579,290	87,241
Ending balance	666,531	87,241

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Property and Equipment, Net

Property and equipment, net consisted of the following:

	June 30, 2023	June 30, 2022
	US$	US$
Furniture and fixtures	6,664,165	5,080,818
Auto & Truck	1,212,256	705,135
Trailers & track chassis	740,611	725,261
Machinery & equipment	875,545	375,336
Leasehold improvement	74,098	—
Total	9,566,675	6,886,550
Less: Accumulated depreciation	(1,937,558)	(826,642)
Property and equipment, net	7,629,117	6,059,908

Depreciation expenses are recorded in costs of sales and general and administrative expenses. The Company recorded depreciation expenses of US$1,111,088 and US$706,120 during the years ended June 30, 2023 and 2022, respectively. Specifically, US$905,384 and US$588,125 of the depreciation expenses was recorded in costs of sales for the years ended June 30, 2023 and 2022, respectively. US$205,704 and US$117,995 of the depreciation expenses was recorded in general and administrative expenses for the years ended June 30, 2023 and 2022, respectively.

5. Intangible Assets, Net

Intangible assets, net consisted of the following:

	June 30, 2023	June 30, 2022
	US$	US$
Security Systems	85,758	85,758
Software	100,021	46,080
Total	185,779	131,838
Less: Accumulated depreciation	(57,752)	(27,145)
Intangible, net	128,027	104,693

The Company recorded amortization of US$30,607 and US$20,386, which were included in costs of sales, for the years ended June 30, 2023 and 2022, respectively.

6. Loan Receivable

During the year ended June 30, 2023, the Company had entered into the following loan agreements:

i)       On February 8, 2023, the Company entered into a loan agreement with Pundarika LLC for a principal of $500,000. The loan matures on February 15, 2024 and bears interest at a rate of 3.2% annually.

ii)      On February 27, 2023, the Company entered into a loan agreement with Pundarika LLC for a principal of $1,000,000. The loan matures on March 25, 2024 and bears interest at a rate of 3.2% annually.

iii)    On March 24, 2023, the Company entered into a loan agreement with Pundarika LLC for a principal of $925,000. The loan matures on April 30, 2024 and bears interest at a rate of 3.2% annually.

As of June 30, 2023, the Company recorded a loan receivable balance of $2,449,956, including accrued interest income of $24,956.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Leases

The Company has operating and finance leases for office spaces, warehouse spaces, and forklifts. Lease terms expire at various dates through April 2026 to June 2029 with options to renew for varying terms at the Company’s sole discretion. The Company has not included these options to extend or terminate in its calculation of ROU assets or lease liabilities as it is not reasonably certain to exercise these options. Majority of the leases were entered with a related party (Note 12).

The components of lease expenses were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Operating:
Operating lease expenses	11,739,168	6,220,495

Financing:
Accretion	60,419	37,140
Amortization – included in costs of sales	173,850	104,078
Total	234,269	141,218

As of June 30, 2023, maturities of lease liabilities for each of the following fiscal years ending June 30 and thereafter were as follows:

	Operating	Finance
	US$	US$
2024	12,811,288	210,444
2025	13,979,685	175,880
2026 and beyond	36,363,637	196,392
Total minimum lease payment	63,154,610	582,716
Less: imputed interest	(13,301,931)	(93,473)
Total lease liabilities	49,852,679	489,243
Less: current potion	(12,111,309)	(198,448)
Non-current portion	37,741,370	290,795

Weighted average remaining lease term:

Operating leases	4.89 years
Finance leases	3.10 years

Weighted average discount rate:

Operating leases	9.72%
Finance leases	11.25%

During the year ended June 30, 2023, $730,669 (2022: nil) lease expense was recognized in costs of sales under short-term leases.

8. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	June 30, 2023	June 30, 2022
	US$	US$
Accounts payable	7,492,591	3,870,414
Credit card Payable	899,305	760,149
Other liabilities	78,270	83,128
Total	8,470,166	4,713,691

Other liabilities as of June 30, 2023 mainly consisted of tenant’s deposit.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Income Taxes

Under the current California state and U.S. federal income tax, the Company’s California subsidiaries are subject to the California state corporate income tax at a rate of 8.84% and federal income tax at a flat rate of 21%.

The Company’s provision for income taxes consisted of the following:

	June 30, 2023	June 30, 2022
	US$	US$
Current	4,980,481	486,709
Deferred	380,523	354,600
Total income taxes	5,361,004	841,309

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense:

	June 30, 2023	June 30, 2022
	US$	US$
Statutory tax rate	29.84%	29.84%

Income for the year before income taxes	19,282,542	2,822,403

Expected income tax expense	5,753,910	842,205
Permanent differences – deductible state tax expense in computation of federal tax	(392,906)	(896)
Change in temporary differences	(380,523)	(354,600)
Current income taxes	4,980,481	486,709
Deferred income taxes	380,523	354,600
Total income taxes	5,361,004	841,309

Significant components of deferred income tax assets and liabilities were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Deferred income tax assets (liabilities)
Allowance for credit loss	204,203	—
Property, plant and equipment	(939,325)	(354,600)
Total deferred income tax assets (liabilities)	(735,122)	(354,600)

10. Stockholders’ Equity

The Company is authorized to issue 100,000,000 shares of common stock, par value US$0.00001 per share, and 40,000,000 shares were issued and outstanding as of June 30, 2023 and 2022, respectively. No additional shares were issued during the years ended June 30, 2023 and 2022.

During the year ended June 30, 2023, the Company’s stockholders made a total of US$822,800 (2022: US$1,083,375) of capital contributions to the Company, of which US$472,800 was received in cash and the remaining US$350,000 was related to IPO expenses paid by stockholders on behalf of the Company.

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Earnings per Share

Basic and diluted net earnings per share for each of the years presented are calculated as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Numerator:
Net income attributable to stockholders – basic and diluted	13,921,538	1,981,094

Denominator:
Weighted average number of shares of common stock outstanding – basic and diluted	40,000,000	40,000,000
Earnings per share attributable to stockholders – basic and diluted	0.35	0.05

Basic earnings per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of shares and dilutive share equivalents outstanding during the period.

12. Commitments and Contingencies

Other commitments

Other than the operating and finance leases (Note 7), the Company did not have other significant commitments, long-term obligations, or guarantees as of June 30, 2023 and 2022.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Company’s consolidated financial position, cash flows or results of operations taken as a whole. As of June 30, 2023 and 2022, the Company was not a party to any material legal or administrative proceedings.

13. Related Party Transactions and Balances

Related Parties

Name of related parties	Relationship with the Company
Jacky Chen	Former CEO of the Company’s significant operating subsidiary, Armstrong Logistic Inc. (from January 1, 2021 to December 31, 2021)
Aidy Chou	Founder, CEO, and substantial stockholder
Tong Wu	Founder, Secretary, Treasurer, director, and substantial stockholder
DNA Motor Inc.	A company wholly-owned by Jacky Chen
Junchu Inc.	A company wholly-owned by Tong Wu

Related Party transactions

The Company had the following related party transactions:

(i)     During the year ended June 30, 2023, the Company’s related parties, Jacky Chen, Aidy Chou and Tong Wu advanced an aggregate of US$351,909 (2022: US$2,855,142) to support the Company’s working capital needs.

(ii)    DNA Motor Inc., the landlord of five of the Company’s operating leases is owned by Jacky Chen. During the year ended June 30, 2023, for these operating leases, $465,396 (2022: $273,190) lease expense was recorded in general administrative expenses and $12,614,766 (2022: $7,298,810) was recorded in costs of sales. The aggregate lease liability associated with these operating leases as of June 30, 2023 was US$39,942,748 (refer to Note 7).

ARMLOGI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Related Party Transactions and Balances (cont.)

(iii)   During the year ended June 30, 2023, the Company generated revenue of US$826,604 (2022: US$468,681) for providing logistic and customs brokerage services to DNA Motor Inc. During the year ended June 30, 2023, the Company earned other income of nil (2022: US$39,440) for rental expense waived by DNA Motor Inc.

(iv)   During the year ended June 30, 2023, the Company incurred costs of sales and operating expenses that totaled US$1,211,613 (2022: US$51,261) for warehouse supplies, office suppliers and freight services provided by DNA Motor Inc.

(v)    On October 14, 2022, the Company entered into a loan agreement with Junchu Inc, a company wholly owned by Tong Wu, for a principle of US$500,000, to retain Tong Wu as a talent for the Company. The loan has a two-year term, matures on October 14, 2024, and bears interest at a rate of 3.2% annually. As of June 30, 2023, there was a balance of US$511,353, including accrued interest income of US$11,353, owned by the related party. The loan was fully repaid in July 2023.

Due from related party balance

The Company’s balances due from related parties as of June 30, 2023 and 2022 were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Junchu Inc.	511,353	—
Total	511,353	—

The due from related party balances as of June 30, 2023 and 2022 are unsecured, bear interest at a rate of 3.2%, and are due on demand.

Due to related party balance

The Company’s balances due to related parties as of June 30, 2023 and 2022 were as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Aidy Chou	—	1,187,904
Tong Wu	184,671	1,500,000
Jacky Chen	167,238	167,238
Total	351,909	2,855,142

The due to related party balances as of June 30, 2023 and 2022 are unsecured, interest-free, and are due on demand.

14. Subsequent Events

The Company has evaluated the impact of events that have occurred subsequent to June 30, 2023, through the date the consolidated financial statements were available to issue, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

Until [•], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 Shares of Common Stock

Prospectus dated [•], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$1,616
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$7,398	(1)
Legal Fees and Other Expenses	$200,000
Accounting Fees and Expenses	$326,462
Consulting Fees and Expenses	$650,000
Printing Expenses	$20,000
Underwriter Expenses	$307,950	(2)
Miscellaneous Expenses	$31,250
Total Expenses	$1,619,676

____________

(1)      This amount represents the filing fee required in connection with the proposed initial public offering.

(2)      This amount represents $300,000 to an investment bank and its legal advisor and $7,950 to the underwriter.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser Common Stock	Date of Issuance	Number of Securities		Consideration
Aidy Chou	December 22, 2022	30,800,000	(1)	77% of the equity interests in Armstrong Logistic Inc.
Tong Wu	December 22, 2022	4,400,000	(2)	11% of the equity interests in Armstrong Logistic Inc.
Asia International Securities Exchange Co., Ltd.	December 22, 2022	4,800,000	(3)	12.0% of the equity interests in Armstrong Logistic Inc.

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(1)      On July 14, 2023, Aidy Chou transferred an aggregate of 2,200,000 shares of common stock he was holding to Liang-Wei Chou and Verocana LLC.

(2)      On March 27, 2023, Tong Wu transferred 100,000 shares of common stock he was holding to Peter Ying Liu.

(3)      From March 27, 2023 to June 28, 2023, Asia International Securities Exchange Co., Ltd. transferred an aggregate of 2,933,000 shares of common stock it was holding to 13 entities or individuals, who are stockholders of the Company as of the date of this prospectus. After the transfer, Asia International Securities Exchange Co., Ltd. Only holds 4.67% equity interests in Armstrong Logistic Inc.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, on November 9, 2023.

Armlogi Holding Corp.
By:	/s/ Aidy Chou
Aidy Chou Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aidy Chou	Chief Executive Officer, Director, and	November 9, 2023
Name: Aidy Chou	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Zhiliang (Ian) Zhou	Chief Financial Officer	November 9, 2023
Name: Zhiliang (Ian) Zhou	(Principal Accounting and Financial Officer)
/s/ Tong Wu	Secretary, Treasurer, and Director	November 9, 2023
Name: Tong Wu

EXHIBIT INDEX

Description
1.1*†	Form of Underwriting Agreement
3.1**	Articles of Incorporation
3.2**	Amendment to Articles of Incorporation of the Registrant, dated February 22, 2023, for correction of par value
3.3**	Bylaws
4.1**	Specimen Stock Certificate
4.2*	Form of the Representative’s Warrants (included in Exhibit 1.1)
5.1**	Opinion of Hunter Taubman Fischer & Li LLC regarding the validity of the shares of Common Stock being registered and the enforceability of the Representative’s Warrants
10.1**	Employment Agreement effective as of January 1, 2022 by and between Aidy Chou and Armstrong Logistic
10.2**	Employment Agreement effective as of January 1, 2022 by and between Tong Wu and Armstrong Logistic
10.3**	Employment Agreement effective as of August 1, 2023 by and between Zhiliang (Ian) Zhou and Armstrong Logistic
10.4**	Indemnification Agreement dated September 22, 2023 by and between Aidy Chou and the Registrant
10.5**	Indemnification Agreement dated September 22, 2023 by and between Tong Wu and the Registrant
10.6**	Indemnification Agreement dated September 22, 2023 by and between Zhiliang (Ian) Zhou and the Registrant
10.7**	Indemnification Agreement dated September 22, 2023 by and between Kwong Sang Liu and the Registrant
10.8**	Indemnification Agreement dated September 22, 2023 by and between Russel Morgan and the Registrant
10.9**	Indemnification Agreement dated September 22, 2023 by and between Florence Ng and the Registrant
10.10**	Director Offer Letter, between Kwong Sang Liu and the Registrant, dated September 19, 2023
10.11**	Director Offer Letter, between Russell Morgan and the Registrant, dated September 19, 2023
10.12**	Director Offer Letter, between Florence Ng and the Registrant, dated September 19, 2023
10.13**	Service Agreement dated April 10, 2020 by and between FedEx and Armstrong Logistic
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	Subsidiaries
23.1*	Consent of ZH CPA, LLC
23.2**	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
99.1**	Form of Audit Committee Charter
99.2**	Form of Compensation Committee Charter
99.3**	Form of Nominating and Corporate Governance Committee Charter
99.4**	Consent of Frost & Sullivan
99.5**	Consent of Kwong Sang Liu
99.6**	Consent of Russell Morgan
99.7**	Consent of Florence Ng
107**	Filing Fee Table

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†        Replaced the prior form of Underwriting Agreement that was filed as Exhibit 1.1 to the Registration Statement on Form S-1 on September 22, 2023

*        Filed herewith

**      Previously filed